                   EXHIBIT 10.23

           Agreement and Plan of Merger Among BOK Financial
           Corporation, BOK Merger Corporation Number Five and
           Park Cities Bancshares, Inc. dated October 3, 1996







                                                              Page ____ of ____.

                                                                   EXHIBIT 10.23

                         AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of October 3, 1996, is entered into by and among BOK Financial Corporation, an Oklahoma Corporation, ("BOKF"), BOKF Merger Corporation Number Five, a Texas corporation and a wholly-owned subsidiary of BOKF ("BOKSub"), and Park Cities Bancshares, Inc., a Texas corporation ("Park Cities").

     WHEREAS, BOKF is a registered bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA"), and BOKSub is a wholly-owned subsidiary of BOKF; and

     WHEREAS, Park Cities is a registered bank holding company under the BHCA, which controls First National Bank of Park Cities, a national banking association ("FNB"); and

     WHEREAS, Park Cities owns all of the issued and outstanding capital stock of Park Cities Corporation, a Nevada Corporation ("PC Corporation"); and

     WHEREAS, PC Corporation is a registered bank holding company under the BHCA; and

     WHEREAS, PC Corporation owns all except 410 common shares of the issued and outstanding capital stock of First National Bank of Park Cities, a national banking association; and,

     WHEREAS, the respective Boards of Directors of each of BOKF and Park Cities deem it advisable for BOKSub to merge with and into Park Cities; and

     WHEREAS, pursuant to the Merger, the shareholders of Park Cities will receive consideration in an aggregate amount equal to $51,978,000, which is $43.5679 per share of Park Cities Common Stock, par value $5.00 (assuming exercise of all "Stock Options", as herein defined), subject to any adjustment provided for herein.

     NOW, THEREFORE, for and in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions, and promises hereinafter contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                                  THE MERGER

         Section 1.1.  The Merger.  Pursuant to the terms and provisions of this
         -----------   ----------
Agreement and the Texas Business Corporation Act (the "Corporate Law"), BOKSub shall merge with and into Park Cities (the "Merger").

         Section 1.2.  Merging Corporation.   BOKSub shall be the merging
         -----------   -------------------
corporation under the Merger and its corporate identity and existence, separate and apart from Park Cities, shall cease on consummation of the Merger.

         Section 1.3.  Surviving Corporation. Park Cities shall be the surviving
         -----------   ---------------------
corporation in the Merger. No changes in the articles of incorporation or bylaws of Park Cities shall be effected by the Merger. The officers and directors of Park Cities after the Merger shall be the same as the officers and directors of Park Cities as of the Effective Time (as defined in Section 9.2 below);
                                                    -----------
provided, however, Stanley A. Lybarger and James A. White shall, upon consummation of the Merger, be additional members of the board of directors of Park Cities. It is understood that some of the current directors of Park Cities may elect to resign on or before the Effective Date.

         Section 1.4.  Effect of the Merger.  The Merger shall have all of the
         -----------   --------------------
effects provided by the Corporate Law. Park Cities, as the surviving corporation, may, at any time after the Effective Time, take any action (including executing and delivering any documents) in the name and on behalf of either BOKSub or Park Cities as are appropriate in order to carry out and effectuate the transactions contemplated by this Agreement.

         Section 1.5.  Merger Consideration; Conversion of Shares.
         -----------   ------------------------------------------

     (a) At the Effective Time, each share of common stock, par value $5.00, of Park Cities ("Park Cities Common") then issued and outstanding, other than shares the holders of which have duly exercised and perfected their dissenters' rights under the Corporate Law, shall be automatically converted into the right to receive an amount equal to $43.5679 per share (assuming exercise of all Stock Options) which is an aggregate amount of $51,978,000 subject to any adjustment provided in Section 1.5(b) below (the "Merger Consideration"). The Merger
            --------------
Consideration shall be paid to each Park Cities shareholder as herein provided.

     (b) If the Merger is not consummated prior to March 31, 1997, for whatever reason, the shareholders of Park Cities shall be entitled to an upward adjustment to the Merger Consideration in the aggregate amount of: the total Merger Consideration to be paid to all shareholders (prior to such adjustment)

multiplied by the result of: (i) the number of days from and after March 31,
---------------------------
1997 multiplied by (ii) .0002778 (i.e. 1/360th of 10%).  For example, if the
     -------------                ---
total Merger Consideration were $52,000,000 and the Closing Date is May 15, 1997, the Merger Consideration adjustment would be $650,052 (i.e. $52,000,000 x
                                                             ---
(45 x .0002778)).

     (c) Park Cities, BOKF and BOKSub acknowledge and understand that (i) all Stock Options shall be exercised immediately prior to consummation of the Merger, (ii) all shares of Park Cities Common issuable upon exercise of the Stock Options shall be deemed issued and outstanding immediately prior to the consummation of the Merger, and (iii) full payment of the consideration for the issuance of shares of Park Cities Common issuable upon such exercise of the Stock Options shall be made in the manner provided for in Section 1.6(c) of this
                                                          --------------
Agreement, and (iv) the Park Cities Common to be converted into the right to receive the Merger Consideration shall include, without limitation, the Park Cities Common to be issued upon the exercise of the Stock Options.

     (d) Each Park Cities shareholder may elect to receive the Merger Consideration in any combination of (i) cash or (ii) a single Promissory Note payable to the shareholder by BOKF ("BOKF Note"). Each BOKF Note shall (i) be substantially in the form attached hereto as Exhibit "A" (the "BOKF Note" and
                                             -----------
collectively the "BOKF Notes"); (ii) bear interest at the rate per annum equal to the "Applicable Federal Rate" as defined under the Internal Revenue Code of 1986, as amended, based upon the appropriate term of maturity; (iii) be due and payable in equal quarterly installments of interest with all principal and outstanding interest due and payable on the final maturity date; and (iv) have final maturity dates ranging (at the election of each Park Cities shareholder, as hereafter provided) not less than one nor more than five years from the Effective Time. The BOKF Notes will be issued pursuant to a trust indenture ("Indenture") in form and substance satisfactory to Park Cities and BOKF, naming a trustee satisfactory to Park Cities and BOKF, which will be qualified under the Trust Indenture Act of 1939, as amended ("Trust Indenture Act"), unless an exemption from such requirements under the Trust Indenture Act is available.

     (e) Unless a Park Cities shareholder (including holders of the Stock Options) shall deliver to Park Cities not later than the meeting of shareholders of Park Cities at which the shareholders vote on the question of approval of this Agreement a written election ("BOKF Note Election") in a form approved by counsel to BOKF (which approval shall not be unreasonably withheld or delayed) to receive the Merger Consideration or part thereof in the form of a BOKF Note, the shareholder shall be irrevocably deemed to have elected to receive the Merger Consideration in all cash. The BOKF Notes shall be offered to the Park Cities shareholders pursuant to the Proxy Statement/Prospectus (as defined in
Section 5.6).  Any Park Cities shareholder who has timely delivered the BOKF
-----------
Note Election may withdraw such election, and receive the Merger Consideration in all cash, by delivering written notice to Park Cities to that effect not less than twenty (20) days prior to the Closing Date.

     (f) At the Effective Time, all of the shares of Park Cities Common, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of any certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Park Cities Common (the "Certificates") or of any holder of Stock Options shall thereafter cease to have any rights with respect to such shares, except the right of such holders to receive the Merger Consideration upon the surrender of such Certificate or Certificates or exercise of such Stock Options in accordance with Section 1.6.
     -----------

     (g) At the Effective Time, each share of Park Cities Common, if any, held in the treasury of Park Cities immediately prior to the Effective Time shall be canceled.

     (h) At the Effective Time, each share of common stock, par value $ 1.00 per share, of BOKSub outstanding immediately prior to the Effective Time shall be converted into one share of Park Cities Common.

     (i) If any holder of Park Cities Common is entitled to dissent from the Agreement and Merger under the Corporate Law, any issued and outstanding shares of Park Cities Common held by such dissenting holder ("Dissenting Shares") shall not be converted as described in this Section 1.5 but from and after the
                                      ------------
Effective Time shall represent only the right to receive such cash consideration as may be determined to be due to such dissenting holder pursuant to the Corporate Law; provided, however, that each share of Park Cities Common outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal shall have only such rights as are provided under the Corporate Law.

         Section 1.6.  Exchange Procedures; Surrender of Certificates.
         -----------   ----------------------------------------------

     (a) The Bank of New York, or other entity mutually satisfactory to Park Cities and BOKF, shall act as paying agent in the Merger (the "Paying Agent"). Immediately after the Effective Time, BOKF will cause Park Cities, as the surviving corporation, to furnish the Paying Agent a corpus consisting of cash and BOKF Notes sufficient in the aggregate for the Paying Agent to make full payment of the Merger Consideration to the holders of all outstanding shares of Park Cities Common (other than Dissenting Shares).

     (b) As soon as reasonably practicable after the Effective Time, the Paying Agent shall be authorized, without any further action on the part of BOKF or Park Cities, to mail to each record holder of any Certificate or Certificates whose shares were converted into the right to receive the Merger Consideration, a letter of transmittal (and instructions) for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Each such letter (the "Merger Transmittal Letter") shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as BOKF may reasonably specify. Upon surrender to the Paying Agent of a Certificate, together with a Merger Transmittal Letter duly executed and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration forthwith upon such surrender solely in the form of cash or the BOKF Notes as the shareholder shall elect in accordance with Section 1.5(d). No interest on
                                               --------------
the Merger Consideration issuable upon the surrender of the Certificates shall be paid or accrued for the benefit of holders of Certificates (other than any interest on the BOKF Notes in accordance with their terms). If the Merger Consideration is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise executed in proper form for transfer and that the person requesting such issuance shall pay to the Paying Agent any required transfer or other taxes or establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

     (c) With respect to any shares of Park Cities Common that are acquired as a result of the exercise of the Stock Options, the purchase price for such shares under the Stock Options shall be subtracted from or "netted-out" of the Merger Consideration to be paid such shareholders. That is, upon the exercise of the Stock Options such shareholder shall not be required to pay Park Cities the purchase price specified in the Stock Options, but such amount shall be deducted from the amount of Merger Consideration that would otherwise have been paid to such shareholder.

     (d) After the Effective Time, there shall be no further registration or transfers on the records of Park Cities of outstanding certificates formerly representing shares of Park Cities Common and, if a certificate formerly representing such shares is presented to Park Cities or BOKF, it shall be forwarded to the Paying Agent for cancellation and exchange for the Merger Consideration.

     (e) All Merger Consideration paid upon the surrender of Park Cities Common in accordance with the above terms and conditions shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Park Cities Common.

     (f) In the event any certificate for Park Cities Common shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to this Agreement; provided, however, that BOKF may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against BOKF, Park Cities, the Paying Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

     (g) At any time following six months after the Effective Time, BOKF shall be entitled to terminate the Paying Agent relationship, and thereafter holders of Certificates shall be entitled to look only to BOKF (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration payable upon surrender of their Certificates.


                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF PARK CITIES

     In order to induce BOKF and BOKSub to enter into, execute, deliver and perform this Agreement, Park Cities represents and warrants to BOKF and BOKSub as follows:

         Section 2.1.  Organization, Standing and Power.
         -----------   --------------------------------

     (a) Park Cities is a corporation duly organized, validly existing and in good standing under laws of the State of Texas. Park Cities (i) has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted; (ii) is subject to the supervision of the Board of Governors of the Federal Reserve System (the "Fed"); and (iii) is a bank holding company registered with the Fed under the BHCA.

     (b) PC Corporation is a corporation duly organized, validly existing and in good standing under laws of the State of Nevada. PC Corporation (i) has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted; (ii) is subject to the supervision of the Fed; and (iii) is a bank holding company registered with the Fed under the BHCA.

     (c) FNB is a national banking association duly organized, validly existing and in good standing under laws of the United States. FNB (i) has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted; (ii) is subject to the supervision of the Federal Deposit Insurance Corporation ("FDIC") and the Office of Comptroller of the Currency ("OCC"); and (iii) is an insured bank as defined in the Federal Deposit Insurance Act.

     (d) Park Cities has delivered to BOKF and BOKSub complete and correct copies, as of a date not more than 30 days prior to the date hereof, of (i) the Articles of Association or Incorporation and all amendments thereto, and (ii) the Bylaws and all amendments thereto, of each of Park Cities, PC Corporation and FNB.

         Section 2.2.  Capital Structure.
         -----------   -----------------

     (a) The authorized capital stock of Park Cities consists of 2,000,000 shares of Common Stock, par value $5.00 per share and 2,000,000 shares of preferred stock, par value $5.00 per share. As of the date of this Agreement, 921,348 shares of Park Cities Common were outstanding and such issued and outstanding shares of Park Cities Common are held of record by the shareholders in the amounts specified for each such shareholder in Schedule 2.2(a). Park
                                                      ---------------
Cities does not have any outstanding shares of preferred stock nor any commitment or obligation to repurchase, reacquire or redeem any of the outstanding Park Cities Common. As of the date of this Agreement, Park Cities had outstanding stock options granted, pursuant to the Park Cities Stock Option Plan, representing the right to acquire an aggregate of 271,686 shares of Park Cities Common for an aggregate purchase price not less than $2,207,700 (the "Stock Options"). The Park Cities Common is validly issued and outstanding, fully paid and non-assessable. Except for the Stock Options, there are no outstanding subscriptions, conversion privileges, calls, warrants, options or agreements obligating Park Cities to issue, sell, or dispose of any shares of any of its capital stock.

     (b) The authorized capital stock of PC Corporation consists solely of 1,000 shares of Common Stock, par value $5.00 per share. As of the date of this Agreement, 1,000 shares of PC Corporation Common Stock were issued and outstanding, and all of such outstanding shares are held of record by Park Cities. There are no outstanding subscriptions, conversion privileges, calls, warrants, options or agreements obligating PC Corporation to issue, sell, or dispose of any shares of any of its capital stock.

     (c) The authorized capital stock of FNB consists of 2,000,000 shares of Common Stock, par value $5.00 per share and 100,000 shares of preferred stock, par value $50 per share. As of the date of this Agreement, 550,039 shares of FNB Common Stock were issued and outstanding of which 549,629 shares are held of record by PC Corporation and 410 shares are held by other shareholders. There are no outstanding shares of preferred stock, nor any subscriptions, conversion privileges, calls, warrants, options or agreements obligating FNB to issue, sell, or dispose of any shares of any of its capital stock.

         Section 2.3.  Authority.  Subject to the approval of this Agreement by
         -----------   ---------
the shareholders of Park Cities as contemplated by Section 5.6 hereof, the
                                                   -----------
execution and delivery of this Agreement and the consummation of the Merger contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Park Cities. Neither the execution and delivery of this Agreement nor the consummation of the Merger contemplated hereby nor compliance by Park Cities with any of the provisions hereof will (i) conflict with or result in a breach of any provision of its Articles of Association or By-laws or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Park Cities is a party, or by which it or any of its properties or assets may be bound, except for such conflict, breach or default as to which requisite waivers or consents either shall have been obtained by Park Cities by the Effective Time (as hereinafter defined) of the Merger or the obtaining of which shall have been waived by BOKF, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Park Cities or any of its properties or assets. No other consent or approval by any governmental authority, other than compliance with applicable federal and state securities and banking laws and regulations of the Fed, is required in connection with the execution and delivery by Park Cities of this Agreement or the consummation by Park Cities of the Merger contemplated hereby.

         Section 2.4.  Financial Statements.
         -----------   --------------------

     (a) Park Cities has previously delivered or made available to BOKF complete copies of the (i) audited consolidated balance sheets of Park Cities, PC Corporation and FNB as of December 31, 1995 and related consolidated income statements and statement of changes in shareholders' equity, together with the notes thereto; (ii) unaudited consolidated balance sheet of Park Cities, PC Corporation and FNB as of June 30, 1996 and the related unaudited consolidated income statement for the six months then ended; and (iii) the year-end and quarterly Reports of Condition and Report of Income of FNB for 1995 and June 30, 1996, as filed with the FDIC and OCC (collectively the "Financial Statements").

     (b) Information set forth in the Financial Statements present fairly the financial position of Park Cities, PC Corporation and FNB as of the dates thereof and the results of their operations and the changes in their financial position for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis, except the interim statements are subject to normal year-end adjustments. Such Financial Statements do not, as of the dates thereof, include any material assets or omit to state any material liabilities, absolute or contingent, or include or omit other facts, the inclusion or omission of which renders such Financial Statements, in light of the circumstances under which they were made, misleading in any material respect; provided, however, the interim statements are subject to normal year-end adjustments.

         Section 2.5.  Absence of Changes. Since June 30, 1996, except as
         -----------   ------------------
disclosed in Schedule 2.5, there has not been any material adverse change in the
             ------------
condition (financial or otherwise) of the assets, liabilities, earnings or business of Park Cities, PC Corporation or FNB. Since such date, the business of Park Cities, PC Corporation and FNB has been conducted only in the ordinary course consistent with prior practices and such entities have not incurred any additional material liabilities (not already reflected in the Financial Statements) except: (i) those incurred in the ordinary course of business
            ------
consistent with past practices without negligence or willful malfeasance or,
(ii) expenses or liabilities incurred in connection with this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, since June 30, 1996, except as set forth in Schedule 2.5, none of
                                                       ------------
Park Cities, PC Corporation, or FNB have paid any dividends, made any distributions of assets, made any material changes in compensation or benefits of any employee (other than by reason of promotion to increased responsibility), or entered into any contracts for services or materials except such contracts
                                                        ------
and materials which either: (i) may be terminated without penalty within 90 days or, (ii) provide for the payment or other consideration to be furnished by Park Cities, PC Corporation or FNB in an amount of not more than $100,000, individually or $300,000 for all such contracts and materials.

         Section 2.6.  Tax Matters.
         -----------   -----------

     (a) Park Cities, PC Corporation and FNB have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable laws to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid with respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. None of Park Cities, PC Corporation nor FNB will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established. No payment of any amount to any employee of any of Park Cities, PC Corporation, or FNB is an excess parachute payment within the meaning of Section 280G of the Internal Revenue Code.

     (b) All federal, state and local income, franchise, bank, excise, real property, personal property and other tax returns filed by Park Cities, PC Corporation and FNB are complete and accurate in all material respects. None of Park Cities, PC Corporation nor FNB is delinquent in the payment of any tax, assessment or governmental charge, and none of them has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. There are currently no agreements in effect with respect to Park Cities, PC Corporation or FNB to extend the period of limitations for the assessment or collection of any tax.
As of the date hereof, no audit, examination or deficiency or refund litigation with respect to any such return is pending or, to the best of Park Cities's knowledge, threatened.


         Section 2.7.  Options, Warrants and Related Matters. Except for the
         -----------   -------------------------------------
Stock Options, there are no options, warrants, calls, commitments or agreements of any character to which Park Cities is a party or by which Park Cities is bound, calling for the issuance of shares of Park Cities Common or any security representing the right to purchase or otherwise receive any such Park Cities Common. There are no options warrants, calls, commitments or agreements of any character calling for the issuance of shares of any stock of PC Corporation or FNB.

         Section 2.8.  Property.  Park Cities, PC Corporation and FNB own all
         -----------   --------
property reflected on the balance sheet dated June 30, 1996 included in the Financial Statements (except personal property sold or otherwise disposed of since June 30, 1996, in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except those reflected in the Financial Statements, liens for current taxes not yet due and payable and such encumbrances and imperfections of title, if any, as are not substantial in character or amount or do not otherwise materially impair business operations.


         Section 2.9.  Legal Proceedings.  There is no material legal,
         -----------   -----------------
administrative, arbitration or other proceeding or governmental investigation pending or threatened which might reasonably be expected to result in material money damages payable by Park Cities, PC Corporation or FNB in excess of insurance coverage or in a permanent injunction against Park Cities, PC Corporation or FNB. To Park Cities' knowledge, each of Park Cities, PC Corporation and FNB have complied with, and are not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to their business. None of

Park Cities, PC Corporation nor FNB is a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, or decree, which materially and adversely affects, or might reasonably be expected materially and adversely to affect, the business operations, prospects, properties, assets or condition, financial or otherwise, of Park Cities, PC Corporation or FNB.

         Section 2.10.  Brokers and Finders. None of Park Cities, its
         ------------   -------------------
subsidiaries nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger contemplated herein, except for Keefe, Bruyette & Woods, Inc. of New York, New York.

         Section 2.11.  Loan Portfolio. Except as disclosed in Schedule 2.11,
         ------------   --------------                         -------------
and except as to any breach which would not have a material adverse effect on the consolidated financial position of Park Cities, PC Corporation and FNB, (i) all loans and discounts shown on the Financial Statements at June 30, 1996 or which were entered into after June 30, 1996, but before the Closing Date were and will be made in all material respects for good, valuable and adequate consideration in the ordinary course of FNB, in accordance in all material respects with sound banking practices, and are not subject to any material known defenses, setoffs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity; (ii) the notes or other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and will be, in all material respects, enforceable, valid, true and genuine and what they purport to be; and (iii) Park Cities, PC Corporation and FNB have complied and will prior to the Closing Date comply with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply will not materially interfere with the collection of any such loan.

         Section 2.12.  Environmental. To Park Cities' knowledge, the ownership,
         ------------   -------------
location, construction, use and operation of all real property owned or leased by Park Cities or FNB (fixed asset or OREO) is, and has at all times been, in compliance with applicable Environmental Law, as hereinafter defined. PC Corporation does not own or lease any real property and has not since its incorporation, except for a lease of office space in the State of Nevada providing for annual lease payments of approximately $4,500. To Park Cities' knowledge, there are no pending or threatened, and there have been no administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law relating to the real property owned by Park Cities or FNB. To Park Cities' knowledge, (i) no real property owned by Park Cities or FNB has at any time been used by Park Cities or FNB, or by any person, as a landfill or for the storage or disposal, or as a site of spilling, dumping, depositing or otherwise disposing of, any hazardous or toxic substances or waste; and (ii) no real property owned by Park Cities or FNB is, or has been, an industrial site or landfill. For the purposes hereof, "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now in effect and in each case as amended and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to the environment, health, safety or "hazardous materials," "hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," or words or terms of similar import (including under any Environmental Law), including without limitation the Comprehensive Environmental Response,

Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601 et seq., the
                                                                   -- ---
Hazardous Materials Transportation Act, as amended, 49 U.S.C. 1801 et seq., the
                                                                   -- ---
Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., the
                                                                   -- ---
Federal Water Pollution Control Act, as amended, 33 U.S.C. 1251 et seq., the
                                                                -- ---
Toxic Substances Control Act, 15 U.S.C. 2601 et seq., the Clean Air Act, 42
                                             -- ---
U.S.C. 7401 et seq., the Safe Drinking Water Act, 42 U.S.C. 3808 et seq., the
            -- ---                                               -- ---
Texas Solid Waste Disposal Act, Tex. Health & Safety Code Ann. Ch. 361, the Texas Clean Air Act, Tex. Health & Safety Code Ann. Ch. 382, the Texas Water Code, Tex. Water Code Ann., and the Texas Hazardous Substances Spill Prevention and Control Act, Tex. Water Code Ann.

         Section 2.13.  Zoning and Related Laws.  To Park Cities' knowledge, all
         ------------   -----------------------
real property owned or leased by Park Cities or FNB and the use thereof complies with all applicable laws, ordinances, regulations, orders or requirements, including without limitation, building, zoning and other laws, except as to any violations which would not have a material adverse affect on the financial condition of Park Cities or FNB.

         Section 2.14.  Compliance with Law. Park Cities, PC Corporation and FNB
         ------------   -------------------
have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and are in compliance with all applicable laws and regulations except to the extent that the failure to so comply could not have a material adverse effect on Park Cities, PC Corporation or FNB.

         Section 2.15.  Agreements with Regulatory Agencies. None of Park
         ------------   -----------------------------------
Cities, PC Corporation nor FNB is subject to any cease-and-desist or other order issued by, or a party to any written agreement or memorandum of understanding with or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each a "Regulatory Agreement") any regulatory agency that materially restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor have Park Cities, PC Corporation or FNB been advised by any regulatory agency that it is considering issuing or requesting any Regulatory Agreement.

         Section 2.16.  Regulatory Approvals. Park Cities has no reason to
         ------------   --------------------
believe that it will not be able to obtain all requisite regulatory approvals necessary to consummate the Merger as set forth in this Agreement.

         Section 2.17.  Dividends.  Park Cities has not declared or paid any
         ------------   ---------
dividends during the period from July 1, 1996 to the date hereof.

         Section 2.18.  Employees. Except as set forth in Schedule 2.18 attached
         ------------   ---------                         -------------
hereto, (i) none of the employees of Park Cities, PC Corporation, or FNB is employed under any employment contract (oral or written) which will survive the Merger and (ii) none of Park Cities, PC Corporation, or FNB have any employee benefit plans.

         Section 2.19.  Contracts and Commitments. A list of all contracts and
         ------------   -------------------------
commitments, other than deposit, safe deposit, credit and lending transactions entered into in the ordinary course of FNB's banking business, which are material to the business, operations, or financial condition of Park Cities, PC Corporation, or FNB as of this date is set forth in

Schedule 2.19.  For the purpose of Schedule 2.19, materiality shall mean those
-------------                      -------------
contracts and commitments for which payment or other consideration to be furnished by Park Cities, PC Corporation, or FNB is more than $100,000. Park Cities, PC Corporation, and FNB have performed in all material respects and are performing all material contractual and other obligations required to be performed by them.


                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BOKF

     In order to induce Park Cities to enter into, execute, deliver and perform this Agreement, BOKF represents and warrants to Park Cities as follows:

         Section 3.1.  Organization, Standing and Power. BOKF is a corporation
         -----------   --------------------------------
duly organized, validly existing and in good standing under the State of Oklahoma. BOKF (i) has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and to own, lease and operate its properties and to carry on its business as now being conducted; and
(ii) is a bank holding company registered with the Fed under the BHCA.

         Section 3.2.  Authority. The execution and delivery of this Agreement,
         -----------   ---------
the consummation of the Merger and payment of the Merger Consideration (including issuance and delivery of the BOKF Notes) and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of BOKF. Neither the execution and delivery of this Agreement nor the consummation of the Merger and payment of the Merger Consideration (including issuance and delivery of the BOKF Notes) and the other transactions contemplated hereby nor compliance by BOKF with any of the provisions hereof will (i) conflict with or result in a breach of any provision of its Articles of Association or Bylaws or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which BOKF is a party, or by which it or any of its properties or assets may be bound except for such conflict, breach or default as to which requisite waivers or consents either shall have been obtained by BOKF by the Effective Time, as hereinafter defined, or the obtaining of which shall have been waived by Park Cities, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BOKF or any of its properties or assets. No consent or approval by any governmental authority, other than compliance with applicable federal and state securities and banking laws and regulations of the Fed, is required in connection with the execution and delivery by BOKF of this Agreement or the consummation by BOKF of the Merger and payment of the Merger Consideration (including issuance and delivery of the BOKF Notes) and the other transactions contemplated hereby.


         Section 3.3.  Subsidiaries.  Each of BOKF's subsidiaries  is duly
         -----------   ------------
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted.

         Section 3.4.  Financial Information. The consolidated balance sheets of
         -----------   ---------------------
BOKF and its subsidiaries as of December 31, 1995 and related consolidated statements of income, changes in stockholders' equity and cash flows for the three years ended December 31, 1995, together with the notes thereto, included in BOKF's 10-K for the year ended 1995, as currently on file with the Securities and Exchange Commission ("SEC") and the unaudited consolidated balance sheet of BOKF and its subsidiaries as of June 30, 1996 and the related unaudited consolidated income statement and statements of changes in shareholders' equity and cash flows for the six months then ended included in BOKF's Quarterly Reports on Form 10-Q for the quarters then ended, as currently on file with the SEC (together the "BOKF Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as disclosed therein) and fairly present the consolidated financial position and the consolidated results of operations, changes in stockholders' equity and cash flows of BOKF and its consolidated subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which will be material).

         Section 3.5.  Absence of Changes. Since December 31, 1995, there has
         -----------   ------------------
not been any material adverse change in the financial condition, the results of operations or the business of BOKF and its subsidiaries taken as a whole, nor have there been any events or transactions having such a material adverse effect which should be disclosed in order to make the BOKF Financial Statements not misleading. Notwithstanding the foregoing, any changes in banking laws, generally accepted accounting principles, prevailing interest rates or other developments which affect the entire banking industry generally shall not be deemed to be a material adverse change in the financial condition, the results of operations or the business of BOKF and its subsidiaries taken as a whole.

         Section 3.6.  Litigation.  There is no litigation, claim or other
         -----------   ----------
proceeding pending or, to the knowledge of BOKF, threatened, against BOKF or any of its subsidiaries, of which the property of BOKF or any of its subsidiaries is or would be subject which if adversely determined would have a material adverse effect on the business of BOKF and its subsidiaries taken as a whole.

         Section 3.7.  Reports. Since January 1, 1993 (in the case of
         -----------   -------
subsidiaries of BOKF, the date of acquisition thereof by BOKF, if later) BOKF and each of its significant subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, (ii) the Fed, (iii) the OCC, (iv) the FDIC, (v) any applicably state securities or banking authorities, (vi) NASDAQ and (vii) any other governmental authority with jurisdiction over BOKF or any of its significant subsidiaries. As of their respective dates, each of such reports and documents, as amended, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 3.8.  Compliance With Law. BOKF and its significant
         -----------   -------------------
subsidiaries have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and are in compliance with all applicable laws and regulations, except to the extent that the failure to so comply would not have a material adverse effect on BOKF and its subsidiaries taken as a whole.

         Section 3.9.  Regulatory Approvals. BOKF has no reason to believe that
         -----------   --------------------
it will not be able to obtain all requisite regulatory approvals necessary to consummate the Merger as set forth in this Agreement.

         Section 3.10.  BOKF Notes.  The BOKF Notes when issued and delivered
         ------------   ----------
pursuant to the terms of this Agreement, will constitute the valid and binding obligations of BOKF enforceable in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights.

         Section 3.11.  Statements True and Correct.  None of the information
         ------------   ---------------------------
supplied or to be supplied by BOKF or BOKSub for inclusion in (i) the Registration Statement (as defined in Section 5.3), (ii) the Proxy
                                      -----------
Statement/Prospectus (as defined in Section 5.6), and (iii) any other documents
                                    -----------
to be filed with the SEC or any banking or other regulatory authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and with respect to the Proxy Statement/Prospectus, when first mailed to the shareholders of Park Cities and at the time of the Stockholders' Meeting (as defined in Section 5.6), contain
                                                        -----------
any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. All documents that BOKF is responsible for filing with the SEC or any other regulatory authority in connection with the transaction contemplated hereby will comply as to form in all material respects with the provisions of applicable law and any rules and regulations thereunder.

                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF BOKSUB

     In order to induce Park Cities to enter into, execute, deliver and perform this Agreement, BOKSub represents and warrants to Park Cities as follows:

         Section 4.1.  Organization, Standing and Power. BOKSub is a corporation
         -----------   --------------------------------
duly organized, validly existing and in good standing under the laws of the State of Texas, with all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         Section 4.2. Authority. The execution and delivery of this Agreement
         -----------  ---------
and the consummation of the Merger contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of BOKSub. Neither the execution and delivery of this Agreement, the consummation of the Merger contemplated hereby nor the compliance by BOKSub with any of the provisions hereof will (i) conflict with or result in a breach of any provision of its Articles of Association or Bylaws or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which BOKSub is a party, or by which it or any of its properties or assets may be bound except for such conflict, breach or default as to which requisite waivers or consents either shall have been obtained by BOKSub by the Effective Time, as hereinafter defined, or the obtaining of which shall have been waived by BOKSub, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BOKSub or any of its properties or assets. No consent or approval by any governmental authority, other than those required by applicable federal and state securities and banking laws and regulations is required in connection with the execution and delivery by BOKSub of this Agreement.


                                   ARTICLE V

                             PRE-CLOSING COVENANTS

         Section 5.1.  Access to Records and Properties of Park Cities.
         -----------   -----------------------------------------------

     (a) Between the date of this Agreement and the Effective Time, Park Cities agrees to give BOKF reasonable access to all of its and FNB's premises, books, records (including tax returns filed and those in preparation), financial information and other information pertinent to its operations, including, without limitation, access to independent auditors with respect to the preparation of the financial statements and tax planning of Park Cities and FNB; provided, however, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of Park Cities or FNB. Park Cities will cooperate fully in permitting BOKF to make a full investigation of the business, properties, financial condition and investments of Park Cities and FNB, in the preparation of all applications, reports and other documents necessary or advisable for the successful consummation of the Merger.

     (b) BOKF will treat and hold confidential any information concerning the business and affairs of Park Cities, PC Corporation or FNB that is not generally available to the public ("Confidential Information") it receives from any of Park Cities, PC Corporation, FNB, or their respective shareholders, officers, directors or agents, in the course of its review of Park Cities, PC Corporation or FNB. BOKF will not use any of the Confidential Information except in connection with this Agreement. If this Agreement is terminated for any reason whatsoever, BOKF and BOKSub will promptly return to Park Cities, PC Corporation or FNB, as the case may be, all tangible embodiments (and all copies) of the Confidential Information which are in its possession, and will not at any time use any Confidential Information for any business purpose or disclose it to any third party. Any information provided to BOKF by Park Cities, PC Corporation or FNB shall not be deemed to be Confidential Information if: (i) it was in BOKF's lawful possession or within BOKF's knowledge at the time of disclosure;
(ii) at the time of disclosure, it was in the public domain; (iii) after Park Cities' disclosure, it becomes, through no act or omission on BOKF's part, in the public domain; or (iv) it was lawfully and independently obtained by BOKF from a third party who was not under an obligation of confidentiality.

         Section 5.2.  Operation of the Business of Park Cities.
         -----------   ----------------------------------------

     (a) Park Cities agrees that from the date hereof to the Effective Time, except to the extent that BOKF shall otherwise consent, Park Cities will operate its business substantially as presently operated and only in the ordinary course, and, consistent with such operation, it will use its reasonable best efforts to preserve intact its present business organization and its relationships with persons having business dealings with it.

     (b) Park Cities will maintain and keep its properties in as good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty, maintain in full force and effect insurance comparable in amount and scope of coverage to that now maintained, perform all its obligations under contracts, leases and documents relating to or affecting its assets, properties and business, and fully comply with and perform all obligations and duties imposed upon it by all applicable laws and governmental rules, regulations and orders imposed by governmental authorities.

     (c) Without limiting the generality of the foregoing, Park Cities agrees that it will not from the date hereof to the Effective Time, except to the extent BOKF should otherwise consent, other than in the ordinary course of business and consistent with Park Cities' or FNB's prior practices, (i) grant any material salary increase to any officer or employee or enter into any new bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan or any new employment or consulting agreement; (ii) create or otherwise become liable with respect to any indebtedness for money borrowed or purchase money indebtedness; (iii) make or allow any amendment of its Articles of Association or Bylaws; (iv) issue or contract to issue any shares of Park Cities Common or securities exchangeable for or convertible into Park Cities Common, except in connection with the exercise of the Stock Options; (v) purchase any shares of Park Cities Common;
(vi) enter into or assume any material contract or obligation; (vii) incur or suffer to exist a lien on any of its properties either real or personal; (viii) make any substantial renovation of any of its properties or enter into any lease or agreement involving any substantial obligation; or (ix) waive any right of substantial value.

     (d) Notwithstanding anything in this Agreement to the contrary, (i) the Stock Options may be exercised and Park Cities may issue Park Cities Common in connection therewith and otherwise perform its obligations thereunder; (ii) the Stock Option exercise dates may be extended in the discretion of Park Cities subject to the provisions of this Agreement respecting the exercise of such Stock Options in connection with the consummation of the Merger; and (iii) upon the exercise of the Stock Options, Park Cities may make bonus payments, in an aggregate amount not exceeding $1,763,700, to its employees exercising Stock Options in order to cover certain anticipated tax liabilities arising from the exercise thereof.

         Section 5.3.  Regulatory Approvals and Cooperation.
         -----------   ------------------------------------

     (a) BOKF and BOKSub shall promptly, but in no event later than twenty (20) days after the date of this Agreement, file or cause to be filed applications to fulfill all governmental, regulatory and other requirements (including, without limitation, obtaining the approval of the OCC, the FDIC, the Fed, SEC and/or any other governmental entity having jurisdiction over Park Cities, PC Corporation, FNB or BOKF and pay all fees and expenses associated therewith) required by BOKF or BOKSub for the completion of the transaction contemplated by this Agreement; and promptly furnish Park Cities with copies of all such regulatory filings.

     (b) Without limiting the generality of Section 5.3(a) above, BOKF shall file with the SEC a registration statement, on Form S-4 or any other available form, (the "Registration Statement") relating to the BOKF Notes to be offered to the Park Cities shareholders pursuant to this Agreement and, unless an exemption is available, file the Indenture with the SEC in accordance with the Trust Indenture Act. BOKF shall use its best efforts to cause the Registration Statement to become effective and, unless exempt, have the Indenture qualified under the Trust Indenture Act. BOKF shall timely file all documents required to obtain all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, shall pay all expenses incident thereto and shall use its best efforts to obtain such permits and approvals on a timely basis.

     (c) Park Cities shall take all action necessary and fully cooperate in good faith with BOKF and BOKSub to bring about the Merger contemplated by this Agreement as soon as practicable. Park Cities will give any notices to third parties, and Park Cities will use its best efforts to obtain any third party consents, that BOKF may reasonably request in connection with the consummation of the Merger.

         Section 5.4.  Dividends.  Park Cities agrees that it will not pay any
         -----------   ---------
dividends, stock or cash, to its shareholders from the date hereof through the Effective Time, except the payments made in connection with the exercise of the Stock Options as set forth in Section 5.2(d) above.
                              --------------

         Section 5.5. Public Disclosure. None of BOKF, BOKSub, Park Cities, nor
         -----------  -----------------
any representative of said parties, will make any public disclosure concerning this Agreement or the Merger contemplated herein without the mutual consent of each of the other parties hereto to the timing and content of the disclosure; provided, however, the parties hereto may make any disclosure necessary to maintain compliance with applicable federal or state laws or regulations or required in connection with the making of any application necessary to effect the Merger.

         Section 5.6.  Shareholder Approval.  Park Cities shall cause to be duly
         -----------   --------------------
called and held, on a date mutually selected by BOKF and Park Cities, a special meeting of its shareholders (the "Stockholders' Meeting") for (i) submission of this Agreement and the Merger for approval of such shareholders as required by the Corporate Law, and, if necessary, (ii) submission for shareholder approval of any and all payments which would, but for shareholder approval in accordance with the shareholder approval requirements of Section 280G of the Internal Revenue Code, be deemed an excess parachute payment within the meaning of said
Section 280G ("Compensation Payments"). Park Cities shall cooperate and assist BOKF in preparing and filing a Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") with the SEC. Park Cities shall (i) furnish BOKF all information concerning itself that BOKF may reasonably request in connection with such Proxy Statement/Prospectus and (ii) mail the Proxy Statement/Prospectus to its shareholders. Park Cities shall take such other action as is reasonably necessary to obtain approval of the Agreement, the Merger, and, if necessary, any Compensation Payments from its shareholders. Prior to mailing the Proxy Statement/Prospectus, the Board of Directors of Park Cities shall hold a Board of Directors meeting and shall recommend approval of the Agreement, the Merger, and, if necessary, any Compensation Payments to the shareholders of

Park Cities; unless BOKF shall have materially breached any material representation, warranty or covenant set forth in this Agreement.

         Section 5.7. No Solicitation. Prior to the Effective Time of the
         -----------  ---------------
Merger, unless this Agreement is sooner terminated, Park Cities shall not directly or indirectly (i) solicit or encourage inquiries or proposals with respect to the Merger of Park Cities or the sale of any of the shares of Park Cities Common or other material asset(s) of Park Cities from any party other than BOKF, or (ii) merge with any party or sell any of the shares of Park Cities Common or material asset(s) of Park Cities to any party except as set forth in this Agreement.


                                  ARTICLE VI

                    CONDITIONS OF MERGER - BOKF AND BOKSUB

     The obligations of BOKF and BOKSub to close the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, unless waived by BOKF and BOKSub.

         Section 6.1.  Representations and Warranties.  The representations and
         -----------   ------------------------------
warranties of Park Cities set forth in Article II hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise permitted by this Agreement, and BOKF shall have received a certificate, executed by the President of Park Cities to that effect.

         Section 6.2. Performance of Obligations of Park Cities. Park Cities
         -----------  -----------------------------------------
shall have performed all obligations and agreements required to be performed by it under this Agreement prior to the Closing Date.

         Section 6.3. Authorization of Merger. All action necessary to authorize
         -----------  -----------------------
the execution, delivery and performance of this Agreement by Park Cities and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Boards of Directors of Park Cities and BOKSub and Park Cities shall have full power and right to merge on the terms provided herein. All action necessary to authorize and consummate the Merger contemplated hereby shall have been duly and validly taken by the shareholders of Park Cities and holders of not more than twenty percent (20%) of the Park Cities Common either
(i) file with Park Cities prior to the Stockholders' Meeting a notice of their intent to exercise their right to dissent to the Merger or (ii) vote against the Merger at the Stockholders' Meeting. In the event the Compensation Payments are submitted for approval of the Park Cities shareholders in accordance with
Section 5.6, holders of at least seventy-five percent of Park Cities Common vote
-----------
to approve the Compensation Payments in accordance with Section 280G of the Internal Revenue Code.

                                  ARTICLE VII

                      CONDITIONS OF MERGER - PARK CITIES

     The obligation of Park Cities to close the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions, unless waived by Park Cities:

         Section 7.1.  Representations and Warranties.  The representations and
         -----------   ------------------------------
warranties of BOKF and BOKSub set forth in Article III and Article IV hereof, respectively, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise permitted by this Agreement, and Park Cities shall have received a certificate, executed by the Presidents of BOKF and BOKSub to that effect.

         Section 7.2. Performance of Obligations of BOKF. BOKF and BOKSub shall
         -----------  ----------------------------------
have performed all obligations and agreements required to be performed by it under this Agreement prior to the Closing Date.

         Section 7.3.  Authorization of Merger by BOKF and BOKSub.  All action
         -----------   ------------------------------------------
necessary to authorize the execution, delivery and performance of this Agreement by BOKF and BOKSub and the consummation of the Merger contemplated hereby shall have been duly and validly taken by the Boards of Directors and shareholders of BOKF and BOKSub, respectively, and BOKSub and Park Cities shall have full power and right to merge on the terms provided herein.

         Section 7.4. Authorization of Merger by Park Cities. All action
         -----------  --------------------------------------
necessary to authorize and consummate the Merger contemplated hereby shall have been duly and validly taken by the shareholders of Park Cities and holders of not more than one-third of the Park Cities Common either (i) file with Park Cities prior to the Stockholders Meeting a notice of their intent to exercise their right to dissent to the Merger or (ii) vote against the Merger at the Stockholders' Meeting.


                                 ARTICLE VIII

         CONDITIONS TO RESPECTIVE OBLIGATIONS OF BOKF AND PARK CITIES

     The respective obligations of BOKF and Park Cities under this Agreement are, at their respective options, subject to the further condition that:

         Section 8.1.  Governmental Approvals.  The parties hereto shall have
         -----------   ----------------------
received approval of the Merger and issuance of the BOKF Notes as contemplated by this Agreement from all necessary governmental agencies and authorities, including the Fed, the OCC, the FDIC and the SEC, and such approvals shall not have been contested by any Federal or state governmental authority nor by any other third party by formal proceeding, and none of such approvals or consents shall be subject to any terms or conditions that are unreasonable or unduly burdensome in the opinion of the party hereto which is obliged to discharge or comply with such term or condition, and all applicable regulatory waiting periods have expired. It is understood that if any contest as aforesaid is brought by formal proceedings, BOKF may, but shall not be obligated to, answer and defend such contest.

         Section 8.2.  Documents.  Each party hereto shall have received all
         -----------   ---------
documents required to be received from the other party on or prior to the Closing Date, including those set forth in Section 9.3 hereof, all in form and
                                           -----------
substance reasonably satisfactory to the receiving party.


                                  ARTICLE IX

                                    CLOSING

         Section 9.1. Closing. The closing ("Closing") for the consummation of
         -----------  -------
the transactions contemplated by this Agreement shall take place at the offices of Jackson & Walker, L.L.P., 901 Main Street, Dallas, Texas at 10:00 a.m. Central Time on the Closing Date described in Section 9.2, unless another date
                                              -----------
or place is agreed to in writing by the parties hereto.

         Section 9.2. Closing Date; Effective Time. The Closing shall take place
         -----------  ----------------------------
on the first business day of the month following the month during which each of the conditions in Articles VI, VII, and VIII is satisfied or waived by the appropriate party or on such later date as may be prescribed by any Federal or state agency or authority pursuant to an applicable Federal or state law, rule or regulation, prior to which date consummation of the transactions provided herein may not be effected (the "Closing Date"). Subject to the terms and conditions set forth herein, including receipt of all regulatory approvals, the Merger shall be effective upon the issuance of a Certificate of Merger by the Secretary of State of the State of Texas (the "Effective Time"), which the parties shall use their best efforts to cause to occur on the Closing Date.

         Section 9.3.  Closing Deliveries.
         -----------   ------------------

     (a) At the Closing, Park Cities shall deliver to BOKF and BOKSub:

         (i) a certified copy of the Articles of Incorporation or Association of Park Cities, PC Corporation and FNB;

         (ii) a Certificate signed by an appropriate officer of Park Cities stating that (A) each of the representations and warranties contained in Article II is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing, and (B) all of the conditions set forth in Article VII have been satisfied or waived as provided therein;

         (iii) a certified copy of the resolutions of Park Cities' Board of Directors and shareholders, as required for valid approval of the execution of this Agreement and the consummation of the Merger and the other transactions contemplated hereby;

         (iv) Certificate of the Texas Secretary of State, dated a recent date, stating that Park Cities is in good standing; and

         (v) executed Employment Agreements for Tom E. Turner, C. Thomas Abbott and Charles A. Angel, Jr., in substantially the form as attached hereto as Exhibit "B", Exhibit "C", and Exhibit "D", respectively.
   -----------  -----------      -----------

         (vi) a legal opinion from counsel for Park Cities in substantially the form attached hereto as Exhibit "E".
                            -----------
         (vii) an opinion of the accounting firm of Coopers & Lybrand, or another national accounting firm mutually agreed to by Park Cities and BOKF, in a form reasonably acceptable to BOKF, opining that no payment, of which such accounting firm has knowledge, to any employee of Park Cities, PC Corporation or FNB is an excess parachute payment within the meaning of Section 280G of the Internal Revenue Code.

     (b) At the Closing, BOKF shall deliver to Park Cities:

         (i) A Certificate signed by an appropriate officer of BOKF and BOKSub stating that (A) each of the representations and warranties contained in
Article III and IV is true and correct in all material respects at the time of the closing with the same force and effect as if such representations and warranties have been made at Closing and (B) all of the conditions set forth in
Article VI have been satisfied;

         (ii) a certified copy of the resolutions of BOKF's Board of Directors authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby;

         (iii) a certified copy of the resolutions of BOKSub's Board of Directors and shareholder, as required for valid approval of the execution of this Agreement and the consummation of the transactions contemplated hereby; and

         (iv) a legal opinion from counsel for BOKF in substantially the form attached hereto as Exhibit "F".
                   -----------


                                   ARTICLE X

                                  TERMINATION

         Section 10.1.  Park Cities Damages.  In the event this Agreement
         ------------   -------------------
terminates: (i) pursuant to Section 10.3 (c) (d) or (e) below (except any
                            ---------------------------
termination under Section 10.3(c) arising from the failure of the condition in
                  ---------------
Section 7.4), or (ii) pursuant to Section 10.3(f) below through the fault of, or
-----------                       ---------------
reason attributable to, BOKF, BOKF agrees to promptly pay to Park Cities (or FNB at the discretion of Park Cities) the amount of $2,000,000 ("PC Termination Damages") as an agreed upon reasonable amount to compensate Park Cities for damages, and not as a penalty, arising from or in connection with such termination and failure to consummate the Merger.

         Section 10.2.  BOKF Damages.  In the event this Agreement terminates
         ------------   ------------
pursuant to Section 10.3 (b) below, (except any termination arising from the
            ----------------
failure of the condition in Section 6.3), Park Cities agrees to promptly pay to
                            -----------
BOKF the amount of $500,000 ("BOKF Termination Damages") as an agreed upon reasonable amount to compensate BOKF for damages, and not as a penalty, arising from or in connection with such termination and failure to consummate the Merger.

         Section 10.3. Termination. This Agreement may be terminated at any time
         ------------  -----------
prior to the Effective Time:

     (a) The mutual consent of the respective Boards of Directors of BOKF and Park Cities;

     (b) BOKF if the conditions set forth in Article VI hereof shall not have
                                             ----------
been met;

     (c) Park Cities if the conditions set forth in Article VII hereof shall not
                                                    -----------
have been met;

     (d) BOKF if the conditions set forth in Article VIII hereof shall not have
                                             ------------
been met through no fault of, or reason attributable to, BOKF;

     (e) Park Cities if the conditions set forth in Article VIII hereof shall
                                                    ------------
not have been met through no fault of, or reason attributable to, Park Cities, PC Corporation, or FNB; or

     (f) Park Cities in the event the Closing has not occurred by June 30, 1997, or such other date as the parties hereto agree in writing.

          Any party desiring to terminate this Agreement pursuant to any of the foregoing provisions shall give notice of such termination to the other party in accordance with Section 12.2 hereof.
                ------------

         Section 10.4. Effect of Termination. In the event of the termination
         ------------  ---------------------
and abandonment of this Agreement and the Merger, pursuant to Section 10.3, this
                                                              ------------
Agreement shall become void and have no effect, except for payment by BOKF of the PC Termination Damages pursuant to the terms of Section 10.1 above or
                                                    ------------
payment by Park Cities of the BOKF Termination Damages pursuant to the terms of
Section 10.2 above, and except for breaches or actions occurring prior to
------------------
termination; provided, however, that the confidentiality provisions of Section
                                                                       -------
5.1, above, shall survive termination.  Subject to Section 10.1 and Section
---                                                ------------     -------
10.2, any such termination which occurs through no fault of any of the parties
----
to this Agreement shall be without liability to any of the parties hereto, except that if such termination shall result from the willful failure of a party to fulfill a condition to the performance of the obligation of the other party to this Agreement, such party shall be fully liable for any and all damages, costs and expenses (including reasonable attorney's fees) sustained or incurred by the other party or parties as a result of such failure or breach.

     Section 10.5.  Waiver and Amendment.  Any term or provision of this
     ------------   --------------------
Agreement, except statutory requirements and requisite approvals of regulatory authorities, may be waived at any time by the party which is entitled to the benefits thereof and this Agreement may be amended or supplemented at any time by the mutual agreement of BOKF, BOKSub and Park Cities through action taken by their respective Boards of Directors.


                                  ARTICLE XI

                             ADDITIONAL COVENANTS

         Section 11.1.  No Survival.  None of the representations, covenants,
         ------------   -----------
warranties and agreements contained in this Agreement shall survive the Closing and the Effective Time; provided, however, this Agreement shall continue and remain in full force and effect regarding the covenants of BOKF that by their terms are to be performed after the Effective Time (including without limitation the provisions in Section 1.5 concerning payment of the Merger Consideration and
                  -----------
the provisions in Section 11.3 concerning indemnification and insurance) for the
                  ------------
period of the applicable statute of limitations.

         Section 11.2.  Indemnification; Insurance.
         ------------   --------------------------

     (a) From and after the Effective Time the BOKF (the "Indemnifying Party") shall indemnify and hold harmless each present and former director, officer and employee of Park Cities and FNB determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonably attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil or criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time to the fullest extent to which such Indemnified Parties were entitled under the Articles of Agreement, Certificate of Incorporation and Bylaws of Park Cities, PC Corporation and FNB.

     (b) Any Indemnified Party wishing to claim indemnification under this section, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the indemnifying Party of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest), (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent.

     (c) BOKF shall maintain its existing policy of directors and officers liability insurance (or comparable coverage) for a period of not less than three years after the Effective Date; which policy shall be amended, however, to include the directors and officers of Park Cities, PC Corporation and FNB, and which shall be a "claims made" policy providing coverage for (among other things) acts or omissions occurring prior to the Effective Time.

     (d) In the event that BOKF or any of its respective successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, the successors and assigns of such entity shall assume the obligations set forth in this Agreement, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

         Section 11.3.  BOKF Director Position.  As soon as practicable after
         ------------   ----------------------
the Effective Tive, BOKF shall cause (pursuant to a voting agreement with its controlling shareholder or otherwise) an individual who is currently a non-officer member of the board of directors of Park Cities mutually agreeable to the board of directors of Park Cities and BOKF to be elected as a member of the Board of Directors of BOKF. BOKF shall continue to cause such person to be nominated and elected as a director of BOKF for so long as any of the BOKF Notes remain outstanding. If for any reason such person cannot or will not serve as a director of BOKF, BOKF and the board of directors of Park Cities shall mutually agree to designate another person who was on the Board of Directors of Park Cities as of the Effective Time to fill such position for such period of time.


                                  ARTICLE XII

                                 MISCELLANEOUS

         Section 12.1.  Entire Agreement.  This Agreement contains the entire
         ------------   ----------------
agreement among BOKF, BOKSub and Park Cities with respect to the Merger, and supersedes all prior agreements and understandings relating to the subject matter of this Agreement.

         Section 12.2.  Notices.  All notices or other communications which are
         ------------   -------
required or permitted hereunder shall be in writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy or any other means, addressed (in any case) as follows:

         If to BOKF or BOKSub:

         BOK Financial Corporation
         P.O. Box 2300
         Tulsa, OK 79192
         Attention: Mr. Stanley A. Lybarger
         Telecopy No.:  (918) 588-6853

         With a Copy To:

         Frederic Dorwart, Lawyers
         Old City Hall
         124 E. Fourth St.
         Tulsa, OK  74103-5010
         Attention: Frederic Dorwart, Esq.
         Telecopy No.:  (918) 583-8251

         If to PARK CITIES:

         Park Cities Bancshares, Inc.
         6215 Hillcrest
         P.O. Box 8380
         Dallas, TX 75205
         Attention:  Mr. Tom E. Turner
         Telecopy No.:  (214) 521-9072

         With a Copy To:

         Jackson & Walker, L.L.P.
         901 Main Street
         Suite 6000
         Dallas, TX 75202-3797
         Attention: Dudley Chambers, Esq.
         Telecopy No.:  (214) 953-5822

         Section 12.3.  Counterparts.  This Agreement may be executed in any
         ------------   ------------
number of counterparts, and each such counterpart hereof, including any facsimile copy thereof, shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         Section 12.4.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
         ------------   -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS.

         Section 12.5.  Venue.  ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO,
         ------------   -----
ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS SHALL BE LITIGATED IN COURTS HAVING SITUS IN DALLAS, DALLAS COUNTY, TEXAS, AND EACH PARTY HERETO HEREBY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT IN ACCORDANCE WITH THIS SECTION.

         Section 12.6.  Additional Documentation.  As soon as practicable after
         ------------   ------------------------
the Effective Time, the parties hereto shall execute and file such documents and take such other actions as may be necessary or appropriate to effect the transactions contemplated by this Agreement.

         Section 12.7.  Severability.  If any provision of this Agreement or
         ------------   ------------
the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those to which it is held invalid and unenforceable, shall not be affected thereby and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

         Section 12.8.  Expenses.  Each party shall bear and pay for all of its
         ------------   --------
own costs and expenses incurred in connection with this Agreement or the Merger, including respective fees and expenses of financial consultants, accountants and counsel.

         Section 12.9.  Exhibits.  The exhibits and schedules attached to this
         ------------   --------
Agreement, together with all documents incorporated by reference therein, form an integral part of this Agreement and are hereby incorporated into this Agreement wherever reference is made to them to the same extent as if they were set out in full at the point in which the reference is made. Items disclosed on any Exhibit or Schedule to this Agreement shall be deemed to be disclosed on all Exhibits or Schedules hereto and the failure of Park Cities to list any item on one or more Exhibits or Schedules shall not give rise to a claim by BOKF or BOKSub.

         Section 12.10. Costs of Litigation.  In any action brought by a party
         -------------  -------------------
hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the opposing party to such action such party's reasonable litigation costs and attorneys fees and expenses (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the litigation).

     IN WITNESS WHEREOF,the parties hereto have duly executed this Agreement as of the date and year first above written.

BOK FINANCIAL CORPORATION


By:   /s/  Stanley A. Lybarger
   ----------------------------------------------
   Stanley A. Lybarger, Chief Executive Officer


BOKF MERGER CORPORATION NUMBER FIVE


By:   /s/  Stanley A. Lybarger
   ----------------------------------------------
   Stanley A. Lybarger, President

PARK CITIES BANCSHARES, INC.


By:      /s/  Tom E. Turner
    -------------------------------------------
   Tom E. Turner
   Chief Executive Officer


THE STATE OF OKLAHOMA         (S)
                              (S)
COUNTY OF   Tulsa             (S)
          ---------

   I,      June Smoot     , a Notary Public, do hereby certify that on this  3rd
      --------------------                                                  ----
day of October, 1996, personally appeared before me STANLEY A. LYBARGER, who declared he is the Chief Executive Officer of BOK FINANCIAL CORPORATION and he is the President of BOKF MERGER CORPORATION NUMBER FIVE, acknowledged that he signed the foregoing document in the capacities therein set forth and declared that the statements therein contained are true.

   IN WITNESS WHEREOF, I have hereunto set my hand and seal the date and year before written.


                                      /s/ June Smoot
                                   ---------------------------------------------
                                   Notary Public, State of Oklahoma
                                       June Smoot
                                   ---------------------------------------------
                                   (Printed or stamped name of Notary)
                                   My Commission Expires:  July 8, 2000
                                                         -----------------------


THE STATE OF TEXAS            (S)
                              (S)
COUNTY OF DALLAS              (S)

   I,     Caron Sherrard      , a Notary Public, do hereby certify that on this
      ------------------------
3rd   day of October, 1996, personally appeared before me TOM E. TURNER, who
-----
declared he is the Chief Executive Officer of PARK CITIES BANCSHARES, INC. acknowledged that he signed the foregoing document in the capacities therein set forth and declared that the statements therein contained are true.

   IN WITNESS WHEREOF, I have hereunto set my hand and seal the date and year before written.

                                      /s/ Caron Sherrard
                                   ---------------------------------------------
                                   Notary Public, State of Texas
                                       Caron Sharrard
                                   ---------------------------------------------
                                   (Printed or stamped name of Notary)
                                   My Commission Expires:    2/3/97
                                                    ----------------------------

                                   EXHIBIT A

                                PROMISSORY NOTE
                                ---------------

   Amount                        Dallas, Texas                        Date
-------------                                                    ---------------



   FOR VALUE RECEIVED, the undersigned, BOK Financial Corporation, an Oklahoma corporation ("Maker"), hereby promises to pay to the order of
              -----
________________________ ("Holder"), at the address of Holder set forth on the
                           ------
signature page hereof, or at such other address given to Maker by Holder, the principal sum of _____________________________ ($______________), together with interest, as hereinafter described.

   This Note has been executed and delivered in connection with that certain Agreement and Plan of Merger (the "Merger Agreement"), dated ______________, by
                                   ----------------
and among Maker, BOKF Merger Corporation Number Five, a Texas corporation, and Park Cities Bancshares, Inc., a Texas corporation, and represents all or a portion of the Merger Consideration (as defined in the Merger Agreement) due to Holder.

   [ This Note has been issued under an Indenture dated as of __________, 199_, ("Indenture") between the Maker and _________________, as trustee ("Trustee"). The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Note is subject to all such terms, and Holder is referred to the Indenture and the Trust Indenture Act for a statement of such terms. This Note is an unsecured general obligation of Maker.

   MAKER WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO BOKF FINANCIAL CORPORATION, P.O. BOX 2300, TULSA, OKLAHOMA, 74103-5010 ATTN: ______________. ]

   Section 1.  Interest and Payment.
   --------------------------------

   (a) Prior to the occurrence of a default (hereinafter defined), interest shall be payable on the outstanding principal balance of this Note at a rate per annum equal to [the Applicable Federal Rate as defined in the Internal Revenue
               ---------------------------------------------------------------
Code as being in effect on the Closing Date, as defined in the Merger
---------------------------------------------------------------------
Agreement]. Interest on this Note shall be calculated at a daily rate equal to 1/360 of the annual percentage rate which this Note bears, subject to the provisions hereof limiting interest to the Maximum Lawful Rate (as herein defined).

   (b)  Interest only on this Note shall be due and payable quarterly,
commencing on     (1st day of the first calendar quarter after the Closing Date)
              ------------------------------------------------------------------
and continuing on the first day of each ____________, ____________,
____________, and ______________ thereafter until    (maturity date selected by
                                                  -----------------------------
Holder)    .  The entire outstanding principal balance of this Note and all
-----------
accrued but unpaid interest thereon shall be due and payable in full on
                                                                        --
(maturity date selected by Holder)   .
-------------------------------------

   (c) After the occurrence of a default, for so long as such default remains uncured or upon acceleration by Holder following a default, past due principal, and past due interest, to the extent permitted by law, shall bear interest at the lesser of (i) Maximum Lawful Rate or (ii) 15%.

   (d) Maker shall not be entitled to prepay this Note in full or in part prior to the maturity date hereof without the prior written consent of Holder.

   Section 2.  General Provisions.
   ------------------------------

   Whenever any payment shall be due under this Note on a day which is not a business day, the date on which such payment is due shall be extended to the next succeeding business day, and such extension of time shall be included in the computation of the amount of interest then payable.

   All principal, interest and other sums payable under this Note shall be paid, not later than two o'clock p.m. (Dallas, Texas time), on the day when due, in immediately available funds in lawful money of the United States of America.
Any payment under this Note other than in the required amount and in good, unrestricted U.S. funds immediately available to the holder hereof shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by the holder hereof in such funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collection bank or banks.

   All payments made as scheduled on this Note shall be applied, to the extent thereof, first to accrued but unpaid interest and the balance to unpaid principal.

   The occurrence of any one of the following shall be a default under this Note (a "default"):
    -------

   (a) Maker shall fail to pay when due any principal of or interest on this Note; or

   (b) Maker (1) (i) executes an assignment for the benefit of creditors, or takes any action in furtherance thereof; or (ii) admits in writing its inability to pay, or fails to pay, its debts generally as they become due; or (iii) as a debtor, files a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit or benefits of any debtor relief law, or takes any action in furtherance thereof; or (iv) seeks the appointment of a receiver, trustee, custodian or liquidator of any significant portion of its property; or
(v) becomes subject to any cease-and-desist or other order issued by, or a party to any written agreement or memorandum of understanding with, or is a recipient of any extraordinary supervisory letter from, any regulatory agency; or (2) suffers the filing of a petition, case, proceeding or other action against it as a debtor under any debtor relief law or seeking appointment of a receiver, trustee, custodian or liquidator of any significant portion of its other property, and (i) admits, acquiesces in or fails to contest diligently the material allegations thereof; or (ii) the petition, case, proceeding or other action results in entry of any order for relief or order granting relief sought against it, or (iii) in a proceeding under Title 11 of the United States Code, the case is converted from one chapter to another; or (iv) fails to have the petition, case, proceeding or other action permanently dismissed or discharged on or before the earlier of trial thereon or sixty (60) days next following the date of its filing; or (3) conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

   (c) There shall occur (i) a change in control of Maker, Park Cities Bancshares, Inc., or First National Bank of Park Cities; (ii) a sale of all or substantially all of the assets of any such entity; or (iii) the liquidation or dissolution of any such entity. For the purpose of this Note, a change of control shall be deemed to have occurred when and only when those persons and entities who are presently in control of Maker (within the meaning of Rule 405 of the Securities and Exchange Commission) become no longer in control of Maker (within the meaning of said Rule 405).

Upon the occurrence of a default, the holder hereof shall have the right to declare the unpaid principal balance and accrued but unpaid interest on this Note at once due and payable (and upon such declaration, the same shall be at once due and payable), and to exercise any rights, powers and remedies available to Holder under this Note, or at law or in equity.

          Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All rights and remedies provided for in this Note are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and the holder hereof shall, in addition to the rights and remedies provided herein, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any right or remedy provided for hereunder or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not
(i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

   If any holder of this Note retains an attorney in connection with any default or at maturity or to collect, enforce or defend this Note in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if any holder of this Note sues Maker in connection with this Note, then Maker agrees to pay to holder, all costs and expenses incurred by such prevailing party in any such suit or proceeding, including attorneys' fees.

   It is the intent of Holder and Maker to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between Holder or any other holder hereof and Maker are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the rate of interest taken, reserved, contracted for, charged or received under this Note or otherwise, exceed the maximum rate of interest permitted by applicable law (the "Maximum Lawful Rate"). If, from any
                                           -------------------
possible construction of any document, interest would otherwise be payable in excess of the Maximum Lawful Rate, any such construction shall be subject to the provisions of this paragraph and such document shall be automatically reformed and the interest payable shall be automatically reduced to the Maximum Lawful Rate, without the necessity of execution of any amendment or new document. If the holder hereof shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Maximum Lawful Rate, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the indebtedness evidenced hereby in the inverse order of its maturity and not to the payment of interest, or refunded to Maker or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. The right to accelerate the maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the holder hereof does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law. As used in this paragraph, the term "applicable law" shall mean the laws of the State of Texas or the federal laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

   Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices of any kind.

   This Note may not be changed, amended or modified except in a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought.

   All of the covenants, stipulations, promises, and agreements contained in this Note by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not.

   THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY TEXAS LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

   Time shall be of the essence in this Note with respect to all of Maker's obligations hereunder.

   THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

   THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

   IN WITNESS WHEREOF, Maker has duly executed this Note to be effective as of the day and year first above written.

                                    MAKER:
                                    -----

ADDRESS OF HOLDER:                  BOK FINANCIAL CORPORATION,
-----------------                   an Oklahoma corporation


                                    By:
----------------------------           ----------------------------------
                                    Name:
----------------------------             --------------------------------
                                    Title:
----------------------------              -------------------------------

                                   EXHIBIT B
                                   ---------


                             EMPLOYMENT AGREEMENT
                             --------------------


   This Employment Agreement ("Agreement") is made, effective this ___ day of ______________, 1997 between First National Bank of Park Cities, a national banking association (the "Bank") and Tom E. Turner, an individual residing in Dallas, Texas (the "Executive").

   The Bank and Executive, in consideration of the promises and covenants set forth herein (the receipt and adequacy of which is hereby acknowledged) and intending to be legally bound hereby, agree as follows:

(1) PURPOSE OF THIS AGREEMENT.  The purpose of this agreement is as follows:
    -------------------------

    (a) The Bank is a national association formed under and pursuant to the laws of the United States of America. The Bank is engaged in the banking business in Dallas, Texas.

    (b) The Executive is currently serving as the Chief Executive Officer and Chairman of the Board of Directors of the Bank. The Executive currently has no written agreement of employment with the Bank, but the Executive is currently receiving salary compensation and other benefits from the Bank (collectively, the "Current Benefits"). In addition, the Executive and the Bank have heretofore entered into that certain Amended and Restated Defined Benefit Deferred Compensation and Salary Continuation Agreement dated effective January 1, 1986 (as amended and restated on June 3, 1991, hereafter called the "Deferred Compensation Agreement").

    (c)   Pursuant to an Agreement And Plan of Merger dated September ____,
          1996 (the "Merger Agreement"), among BOK Financial Corporation ("BOKF"), Park Cities Bancshares, Inc. ("Park Cities"), and BOKF Merger Corporation Number Five ("BOKSub"), BOKF is acquiring indirect ownership of the Bank (the "Merger"). Upon and subject to consummation of the Merger, the Bank desires to retain the services of Executive and the Executive desires to continue to render services to the Bank.

    (d) The purpose of this Agreement is to set forth the terms and conditions (i) on which the Bank shall, subject to consummation of the Merger, employ the Executive from and after consummation of the Merger and (ii) on which the Executive agrees not to compete with the Bank.

(2) EMPLOYMENT.  The Bank hereby employs the Executive, and the Executive hereby
    ----------
    agrees to work for the Bank, on the following terms and conditions:

    (a) Executive shall serve as Chairman of the Board and Chief Executive Officer of the Bank, subject to the direction of the Board of Directors of the Bank and of the Chief Executive Officer of BOKF; provided, that, in the event of a conflict between the directions being given by the Board of Directors of the Bank and the Chief Executive Officer of BOKF, the Executive shall act in accordance with the directions of the Board of Directors of the Bank.

    (b) Executive shall devote his full time, attention and efforts, exclusively on behalf of the Bank.

    (c) Executive shall devote all time and attention reasonably necessary to the affairs of the Bank and shall serve the Bank diligently, loyally, and to the best of his ability.

    (d) Executive shall serve in such other or additional positions as an officer and/or director of the Bank as the Executive and Board of Directors of the Bank may mutually agree or of any affiliate of the Bank as Executive and the Chief Executive officer of BOKF may mutually agree; provided, however, Executive's residence and place of work shall remain in Dallas, Texas.

    (e) Notwithstanding anything herein to the contrary, Executive shall not be precluded from engaging in any charitable, civic, political or community activity or membership in any professional organization.

(3) COMPENSATION.  As the sole, full and complete compensation to the Executive
    ------------
    for the performance of all duties of Executive under this Agreement and for all services rendered by Executive to the Bank or to any affiliate of the
    Bank:

    (a) The Bank shall pay to Executive the sum of two hundred fifty two thousand nine hundred dollars ($252,900) per year payable in installments in arrears, less usual and customary payroll deductions for FICA, federal and state withholding, and the like, at the times and in the manner in effect in accordance with the usual and customary payroll policies generally in effect from time to time at the Bank ("Annual Salary").

    (b) The Bank shall pay and provide to Executive pension, thrift, medical insurance, disability insurance plan benefits, and other fringe benefits, generally in effect for senior executive employees of BOKF and its affiliates (the "Additional Benefits"). The pension benefits provided to BOKF employees are fully described in the official plan document but include a contribution initially equal to 8% of pay. Executive shall be credited with his prior service at Park Cities and its affiliates in BOKF's 401k and in connection with the Additional Benefits, other than in connection with BOKF's pension plan. Executive shall not be credited with prior service in BOKF's pension plan, but shall (i) be able to participate in BOKF's pension plan immediately upon consummation of the Merger and (ii) in the event Executive is not vested at the time Executive's employment with the Bank is terminated (for whatever reason), Bank shall pay Executive an amount equal to pension plan contributions made by the Bank in respect of Executive.

    (c) The Bank may, from time to time in Bank's sole discretion consistent with the practices generally in effect for senior executive employees of BOKF and its affiliates, pay or provide, or agree to pay or provide, Executive a bonus, stock option, or other incentive or performance based compensation and shall provide the compensation set forth in paragraph 3(g) below. All such bonus, stock option or other incentive or performance based compensation, regardless of its nature (hereinafter called "Performance Compensation") shall not constitute Annual Salary.

    (d) The Bank shall reimburse Executive for reasonable and necessary entertainment, travel and other expenses in accordance with BOKF's standard policies in general effect for senior executive employees of BOKF affiliates (which includes dues for lunch clubs, but does not include reimbursement for country club memberships or dues).

    (e) The Executive shall be allowed vacation, holidays, and other employee benefits not described above in accordance with the Bank's standard policy in general effect for Bank's senior executive employees.

    (f) The Executive shall be considered for the award of options pursuant to BOKF's 1997 stock option plan (not yet adopted) on the same basis as other senior executives of BOKF and its affiliates.

    (g)   Upon consummation of the Merger, the Bank shall:

          (i) transfer to Executive ownership of that certain 1996 Cadillac STS automobile currently being driven by Executive;

          (ii) transfer to Executive the ownership and obligations of that certain Connecticut Mutual Life whole life insurance policy (No. 4546452) in the face amount of $300,000; and,

          (iii) transfer to Executive ownership and obligations of that certain Connecticut Mutual Life term life insurance policy (No. 6164852) in the face amount of $500,000.

    (h) The Bank shall continue in effect, and provide the Executive the benefits set forth in, the Deferred Compensation Agreement, subject to the modifications described in paragraph 4 of this Agreement.

    (i) The Bank shall continue in effect the long term disability insurance provided to the Executive prior to the effective date of the Merger.

    (j) So long as the Executive remains a member of the Board of Directors of the Bank, the Bank shall pay the Executive the same fees as are generally paid to other members of the Board of Directors of the Bank.

    (k) Executive hereby agrees to accept the foregoing compensation in lieu of all Current Benefits and as the sole, full and complete compensation to Executive for the performance of all duties of Executive under this Agreement and for all services rendered by Executive to the Bank or any affiliate of the Bank.

(4) DEFERRED COMPENSATION AGREEMENT.  The Deferred Compensation Agreement shall
    -------------------------------
    remain in full force and effect upon consummation of the Merger in accordance with its terms, subject to the following provisions:

    (a) Existing paragraph 6 of the Deferred Compensation Agreement shall be deleted in its entirety and there shall be substituted therefor, the following new paragraph 6:

          "Assignment of Insurance Benefits.  Upon termination of the Employee's
           --------------------------------
          employment for any reason (other than death) prior to age sixty-five
          (65), the Corporation shall retain the life insurance policy described in paragraph 7 below and shall continue to maintain such policy as a reserve for the payments required to be paid to the

          Employee pursuant to this Agreement as described in paragraph 7 below."

    (b) The Merger shall, for the purposes of the Deferred Compensation Agreement, be deemed not to be a "change of control"; provided, however, this is not intended to limit or modify the definition of "change of control", as that meaning is used in the Defined Compensation Agreement, with respect to any future transaction.

(5) TERM OF THIS AGREEMENT.  The term of this Agreement (the "Term") shall
    ----------------------
    commence (the "Commencement") as of the commencement of the first pay-roll period immediately preceding the effective date of the Merger and shall terminate on the third anniversary date of the Commencement.

(6) TERMINATION OF THIS AGREEMENT.  Notwithstanding the provisions of paragraph
    -----------------------------
    5 of this Agreement, this Agreement may be terminated on the following terms and conditions:

    (a)   Termination by Bank for Cause.  The Bank may terminate this
          -----------------------------
          Agreement for cause on the following terms and conditions:

          (i) The Bank shall be deemed to have cause to terminate Executive's employment only in one of the following events:

               (A) The Executive shall willfully fail to substantially perform his obligations under this Agreement (it being understood that any such failure resulting from Executive's incapacity due to physical or mental illness shall not be deemed willful);

               (B) Any act which is intended by Executive to materially injure the Bank;

               (C)  Any criminal act involving moral turpitude;

               (D)  Any dishonest or fraudulent act; or,

               (E) Any refusal to obey written orders or instructions of the Board of Directors of the Bank unless such instructions would require Executive to commit an illegal act, could subject Executive to personal liability, would require Executive to violate the terms of this Agreement, or would otherwise be inconsistent with the duties of an officer of a national banking association.

          (ii) The Bank shall be deemed to have cause to terminate
               Executive's employment only when a majority of the members of the Board of Directors of the Bank finds that, in the good faith opinion of such majority, the Executive committed any of the acts set forth in clauses (A) through (E) of the preceding subparagraph, such finding to have been made after at least five
               (5) business
               days' notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before such majority. The determination of such majority, made as set forth above, shall be binding upon the Bank and the Executive, absent bad faith or willful misconduct.

          (iii)The effective date of a termination for cause shall be the date of the action of such majority finding the termination was with cause. In the event the Bank terminates this Agreement for cause, (A) the Bank shall pay Executive the Executive's then Annual Salary through, but not beyond, the effective date of the termination, (B) the Executive shall receive those Benefits accrued through but not beyond the effective date of such termination which are thereafter payable under the terms and provisions of benefit plans then in effect in accordance with paragraph 3(b) above, and (C) the Executive shall receive any benefits provided under, and pursuant to the terms of, the Deferred Compensation Agreement, as modified by paragraph 4 of this Agreement.

    (b)   Termination By the Executive. The Executive may, at anytime after
          ----------------------------
          the first anniversary date of the consummation of the Merger, terminate this Agreement on the following terms and conditions:

          (i) The Executive may give written notice of termination to the Bank. The termination shall be effective on the fifteenth (15th) business day following the notice of termination.

          (ii) Upon termination by the Executive, the Bank shall have no obligation to Executive under this Agreement beyond the effective date of the termination; provided, however, that the Executive shall be entitled to receive any benefits, insured or otherwise, that Executive would otherwise be able to receive under any benefit plan of the Bank of which Executive is a beneficiary in accordance with paragraph 3(b), and the Executive shall receive any benefits provided under, and pursuant to the terms of, the Deferred Compensation Agreement, as modified by this Agreement.

    (c)   Death of Executive. In the event of Executive's death during the
          ------------------
          term of this Agreement, this Agreement shall terminate at the date of Executive's death and the Bank shall have no obligation to Executive under this Agreement beyond the effective date of the termination; provided, however, the Executive shall be entitled to receive any benefits, insured or otherwise, that Executive would otherwise be able to receive under any benefit plan of the Bank of which Executive is a beneficiary in accordance with paragraph 3(b), and the Executive shall receive any benefits provided under, and pursuant to the terms of, the Deferred Compensation Agreement, as modified by this Agreement.

(7) AGREEMENT NOT TO COMPETE.  The provisions of this paragraph 7 are hereafter
    ------------------------
    called the "Non-Competition Agreement".

    (a) Executive agrees that for a period of 24 months after the termination of Executive's employment with the Bank, for whatever reason such employment may cease and whether for cause or without cause, Executive shall not directly or indirectly (whether as an officer, director, employee, partner, stockholder, creditor or agent, or representative of other persons or entities) (i) engage in the banking business generally or in any business in which the Bank has, as of the date of such termination engaged, in the Dallas Metroplex Area or within any area within a one hundred mile radius of the geographical center of Dallas, Texas or (ii) solicit clients of Bank or Bank's affiliates or solicit employees of Bank or Bank's affiliates to seek employment with any person or entity except the Bank and its affiliates, whether, in either case, such solicitation is made within or without the area described in this paragraph 7, except that this Non-Competition Agreement shall not be binding on Executive if the Bank shall have breached its obligations under this Agreement.

    (b) Except in the event of the termination of Executive's employment with the Bank pursuant to the provisions of paragraph 6(a) or paragraph 6(b) of this Agreement, the Bank shall pay Executive during such period of non-competition (in addition to the consideration being received by

          Executive by reason of the Merger and under the Deferred Compensation Agreement), (i) the sum of Nine Thousand Five Hundred and No/100 dollars ($9,500.00) for each full calendar month payable on the first day of each calendar commencing with the first calendar month of the period of non-competition and (ii) the Bank shall continue in effect, and provide to the Executive, the same or similar medical insurance and disability insurance as provided to the Executive immediately prior to such termination.

    (c) Executive agrees that (i) this Non-Competition Agreement is entered into in connection with the sale to BOKF of the goodwill of the business of the Bank, (ii) Executive is receiving valuable consideration in the Merger for this Non-Competition Agreement, (iii) the restrictions imposed upon Executive by this Non-Competition Agreement are essential and necessary to ensure BOKF acquires the goodwill of the Bank, and (iv) all the restrictions (including particularly the time and geographical limitations) set forth in this Non-Competition Agreement are fair and reasonable.

    (d) Executive agrees that any remedy at law for any breach of this Non-Competition Agreement would be inadequate and, in the event of any such breach, the Bank shall be entitled to both immediate and permanent injunctive relief to preclude any such breach (in addition to any remedies of law which the Bank may be entitled).

(8) MISCELLANEOUS PROVISIONS.  The following miscellaneous provisions shall
    ------------------------
    apply to this Agreement:

    (a) All notices or advices required or permitted to be given by or pursuant to this Agreement, shall be given in writing. All such notices and advices shall be (i) delivered personally, (ii) delivered by facsimile or delivered by U.S. Registered or Certified Mail, Return Receipt Requested mail, or (iii) delivered for overnight delivery by a nationally recognized overnight courier service. Such notices and advices shall be deemed to have been given (i) the first business day following the date of delivery if delivered personally or by facsimile, (ii) on the third business day following the date of mailing if mailed by U.S. Registered or Certified Mail, Return Receipt Requested, or (iii) on the date of receipt if delivered for overnight delivery by a nationally recognized overnight courier service. All such notices and advices and all other communications related to this Agreement shall be given as follows:

          If to the Bank:

                    BOK Financial Corporation
                    P.O. Box 2300
                    Tulsa, OK 74192
                    Attention: Stanley A. Lybarger
                    Telecopy No.: (918) 588-6888

                    and

                    First National Bank of Park Cities, National Association 6125 Hillcrest
                    P.O. Box 8380
                    Dallas, TX 75205
                    Attention:  Mr. Tom E. Turner
                    Telecopy No.: (214) 521-9072

                    With a Copy to:

                    Frederic Dorwart
                    Old City Hall
                    124 East Fourth Street
                    Tulsa, OK 74103-5010
                    Telecopy No.: (918) 583-8251

          If to Executive:

                    Tom E. Turner
                    6125 Hillcrest
                    P.O. Box 8380
                    Dallas, TX 75205
                    Telecopy No.: (214) 521-9072

                    With Copy To:

                    Jackson & Walker, L.L.P.
                    901 Main Street - Suite 6000
                    Dallas, TX 75202-3797
                    Attention: Dudley Chambers, Esq.
                    Telecopy No.: (214) 953-5822

          or to such other address as the party may have furnished to the other parties in accordance herewith, except that notice of change of addresses shall be effective only upon receipt.

    (b) This Agreement is made and executed in Dallas County, Texas, and all actions or proceedings with respect to, arising directly or indirectly in connection with, out of, related to or from this Agreement, shall be litigated in courts having situs in Dallas, Dallas County, Texas.

    (c) This Agreement shall be subject to, and interpreted by and in accordance with, the laws (excluding conflict of law provisions) of the State of Texas.

    (d) This Agreement and the Deferred Compensation Agreement is the entire Agreement of the parties respecting the subject matter hereof. There are no other agreements, representations or warranties, whether oral or written, respecting the subject matter hereof, except as stated in this Agreement and the Deferred Compensation Agreement.

    (e) This Agreement, and all the provisions of this Agreement, shall be deemed drafted by all of the parties hereto.

    (f) This Agreement shall not be interpreted strictly for or against any party, but solely in accordance with the fair meaning of the provisions hereof to effectuate the purposes and interest of this Agreement.

    (g) Each party hereto has entered into this Agreement based solely upon the agreements, representations and warranties expressly set forth herein and upon his own knowledge and investigation. Neither party has relied upon any representation or warranty of any other party hereto except any such representations or warranties as are expressly set forth herein.

    (h) Each of the persons signing below on behalf of a party hereto represents and warrants that he or she has full requisite power and authority to execute and deliver this Agreement on behalf of the parties for whom he or she is signing and to bind such party to the terms and conditions of this Agreement.

    (i) This Agreement may be executed in counterparts, each of which shall be deemed an original. This Agreement shall become effective only when all of the parties hereto shall have executed the original or counterpart hereof. This Agreement may be executed and delivered by a facsimile transmission of a counterpart signature page hereof.

    (j) In any action brought by a party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the opposing party to such action such party's reasonable litigation costs and attorneys fees and expenses (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the litigation).

    (k) This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. The Bank agrees that if it merges, consolidates, or combines with any other business entity, it shall cause the succeeding or continuing corporation or business entity to expressly assume and confirm in writing the obligations of the Bank under this Agreement.

    (l)   This is not a third party beneficiary contract, except BOKF
          (including each affiliate thereof) shall be a third party beneficiary of this Agreement. No person or entity other than a party signing this Agreement and those designated as a third party beneficiary herein shall have any rights under this Agreement.

    (m) This Agreement may be amended or modified only in a writing which specifically references this Agreement.

    (n) A party to this Agreement may decide or fail to require full or timely performance of any obligation arising under this Agreement. The decision or failure of a party hereto to require full or timely performance of any obligation arising under this Agreement (whether on a single occasion or on multiple occasions) shall not be deemed a waiver of any such obligation. No such decisions or failures shall give rise to any claim of estoppel, laches, course of dealing, amendment of this Agreement by course of dealing, or other defense of any nature to any obligation arising hereunder.

    (o) In the event any provision of this Agreement, or the application of such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, or unenforceable to any extent for any reason, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, or unenforceable, shall not be affected and shall continue to be enforceable to the fullest extent permitted by law.

   Dated and effective the date first set forth above.

                               FIRST NATIONAL BANK OF PARK CITIES,
                                  NATIONAL ASSOCIATION


                               By:
                                  ---------------------------------


                               ------------------------------------
                               Tom E. Turner

                                   EXHIBIT C
                                   ---------


                             EMPLOYMENT AGREEMENT
                             --------------------


      This Employment Agreement ("Agreement") is made, effective this ___ day of ______________, 1997 between First National Bank of Park Cities, a national banking association (the "Bank") and C. Thomas Abbott, an individual residing in Dallas, Texas (the "Executive").

      The Bank and Executive, in consideration of the promises and covenants set forth herein (the receipt and adequacy of which is hereby acknowledged) and intending to be legally bound hereby, agree as follows:

(1)   PURPOSE OF THIS AGREEMENT.  The purpose of this agreement is as follows:
      -------------------------

      (a) The Bank is a national association formed under and pursuant to the laws of the United States of America. The Bank is engaged in the banking business in Dallas, Texas.

      (b) The Executive is currently serving as the President of the Bank. The Executive currently has no written agreement of employment with the Bank, but the Executive is currently receiving salary compensation and other benefits from the Bank (collectively, the "Current Benefits").

      (c) Pursuant to an Agreement And Plan of Merger dated September ____, 1996 (the "Merger Agreement"), among BOK Financial Corporation ("BOKF"), Park Cities Bancshares, Inc. ("Park Cities"), and BOKF Merger Corporation Number Five ("BOKSub"), BOKF is acquiring indirect ownership of the Bank (the "Merger"). Upon and subject to consummation of the Merger, the Bank desires to retain the services of Executive and the Executive desires to continue to render services to the Bank.

      (d) The purpose of this Agreement is to set forth the terms and conditions (i) on which the Bank shall, subject to consummation of the Merger, employ the Executive from and after consummation of the Merger and (ii) on which the Executive agrees not to compete with the Bank.

(2)   EMPLOYMENT.  The Bank hereby employs the Executive, and the Executive
      ----------
      hereby agrees to work for the Bank, on the following terms and conditions:

      (a) Executive shall serve as President of the Bank, subject to the direction of the Chairman of the Board of Directors of the Bank and of the Chief Executive Officer of BOKF; provided, that, in the event of a conflict between the directions being given by the Board of Directors of the Bank and the Chief Executive Officer of BOKF, the Executive shall act in accordance with the directions of the Board of Directors of the Bank.

      (b) Executive shall devote his full time, attention and efforts, exclusively on behalf of the Bank.

      (c) Executive shall devote all time and attention reasonably necessary to the affairs of the Bank and shall serve the Bank diligently, loyally, and to the best of his ability.

      (d) Executive shall serve in such other or additional positions as an officer and/or director of the Bank as the Executive and Board of Directors of the Bank may mutually agree or of any affiliate of the

            Bank as Executive and the Chief Executive Officer of BOKF may mutually agree; provided, however, Executive's residence and place of work shall remain in Dallas, Texas.

      (e) Notwithstanding anything herein to the contrary, Executive shall not be precluded from engaging in any charitable, civic, political or community activity or membership in any professional organization.

(3)   COMPENSATION.  As the sole, full and complete compensation to the
      ------------
      Executive for the performance of all duties of Executive under this Agreement and for all services rendered by Executive to the Bank or to any affiliate of the Bank:

      (a) The Bank shall pay to Executive the sum of one hundred fifty two thousand five hundred dollars ($152,500) per year payable in installments in arrears, less usual and customary payroll deductions for FICA, federal and state withholding, and the like, at the times and in the manner in effect in accordance with the usual and customary payroll policies generally in effect from time to time at the Bank ("Annual Salary").

      (b) The Bank shall pay and provide to Executive pension, thrift, medical insurance, disability insurance plan benefits, and other fringe benefits, generally in effect for senior executive employees of BOKF and its affiliates (the "Additional Benefits"). The pension benefits provided to BOKF employees are fully described in the official plan document but include a contribution initially equal to 8% of pay. Executive shall be credited with his prior service at Park Cities and its affiliates in BOKF's 401k and in connection with the Additional

            Benefits, other than in connection with BOKF's pension plan. Executive shall not be credited with prior service in BOKF's pension plan, but (i) shall be able to participate in BOKF's pension plan immediately upon consummation of the Merger and (ii) in the event Executive is not vested at the time Executive's employment with the Bank is terminated (for whatever reason), Bank shall pay Executive an amount equal to pension plan contributions made by the Bank in respect of Executive.

      (c) The Bank may, from time to time in Bank's sole discretion consistent with the practices generally in effect for senior executive employees of BOKF and its affiliates, pay or provide, or agree to pay or provide Executive a bonus, stock option, or other incentive or performance based compensation. All such bonus, stock option or other incentive or performance based compensation, regardless of its nature (hereinafter called "Performance Compensation") shall not constitute Annual Salary.

      (d) The Bank shall reimburse Executive for reasonable and necessary entertainment, travel and other expenses in accordance with BOKF's standard policies in general effect for senior executive employees of BOKF affiliates (which includes dues for lunch clubs, but does not include reimbursement for country club memberships or dues).

      (e) The Executive shall be allowed vacation, holidays, and other employee benefits not described above in accordance with the Bank's standard policy in general effect for Bank's senior executive employees.

      (f) The Executive shall be considered for the award of options pursuant to BOKF's 1997 stock option (not yet adopted) on the same basis as other senior executives of BOKF and its affiliates.

      (g) So long as the Executive remains a member of the Board of Directors of the Bank, the Bank shall pay the Executive the same fees as are generally paid to other members of the Board of Directors of the Bank.

      (h) Executive hereby agrees to accept the foregoing compensation in lieu of all Current Benefits and as the sole, full and complete compensation to Executive for the performance of all duties of Executive under this Agreement and for all services rendered by Executive to the Bank or any affiliate of the Bank.

(4)   TERM OF THIS AGREEMENT.  The term of this Agreement (the "Term") shall
      ----------------------
      commence (the "Commencement") as of the commencement of the first pay-roll period immediately preceding the effective date of the Merger and shall terminate on the third anniversary date of the Commencement.

(5)   TERMINATION OF THIS AGREEMENT.  Notwithstanding the provisions of
      -----------------------------
      paragraph 4 of this Agreement, this Agreement may be terminated on the following terms and conditions:

      (a)   Termination by Bank for Cause.  The Bank may terminate this
            -----------------------------
            Agreement for cause on the following terms and conditions:

             (i) The Bank shall be deemed to have cause to terminate Executive's employment only in one of the following events:

                 (A) The Executive shall willfully fail to substantially perform his obligations under this Agreement (it being understood that any such failure resulting from Executive's incapacity due to physical or mental illness shall not be deemed willful);

                 (B) Any intentional act which is intended by Executive to materially injure the Bank;

                 (C)   Any criminal act involving moral turpitude;

                 (D)   Any dishonest or fraudulent act; or,

                 (E) Any refusal to obey written orders or instructions of the Board of Directors of the Bank unless such instructions would require Executive to commit an illegal act, could subject Executive to personal liability, would require Executive to violate the terms of this Agreement, or would otherwise be inconsistent with the duties of an officer of a national banking association.

            (ii) The Bank shall be deemed to have cause to terminate
                 Executive's employment only when a majority of the members of the Board of Directors of the Bank finds that, in the good faith opinion of such majority, the Executive committed any of the acts set forth in clauses (A) through (E) of the preceding subparagraph, such finding to have been made after at least five (5) business days' notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before such majority. The determination of such majority, made as set forth above, shall be binding upon the Bank and the Executive, absent bad faith or willful misconduct.

           (iii) The effective date of a termination for cause shall be the date of the action of such majority finding the termination was with cause. In the event the Bank terminates this Agreement for cause, (A) the Bank shall pay Executive the Executive's then Annual Salary through, but not beyond, the effective date of the termination and (B) the Executive shall receive those Benefits accrued through but not beyond the effective date of such termination which are thereafter payable under the terms and provisions of benefit plans then in effect in accordance with paragraph 3(b) above.

      (b)   Termination By the Executive. The Executive may, at any time
            ----------------------------
            after the first anniversary date of the consummation of the Merger, terminate this Agreement on the following terms and conditions:

            (i) The Executive may give written notice of termination to the Bank. The termination shall be effective on the fifteenth
                 (15th) business day following the notice of termination.

            (ii) Upon termination by the Executive, the Bank shall have no obligation to Executive under this Agreement beyond the effective date of the termination; provided, however, that the Executive shall be entitled to receive any benefits, insured or otherwise, that Executive would otherwise be able to receive under any benefit plan of the Bank of which Executive is a beneficiary in accordance with paragraph 3(b).

(6)   DEATH OF EXECUTIVE. In the event of Executive's death during the term of
      ------------------
      this Agreement, his estate, legal representatives, or named beneficiaries (as set forth in a writing by Executive delivered to the Bank prior to death) (i) shall be paid Executive's Annual Salary and Benefits for a period of six (6) months following the date of Executive's death and (ii) shall receive those benefits which are accrued through the date six (6) months after the date of Executive's death and which are thereafter payable under the terms and provisions of the benefit plans then in effect in accordance with paragraph 3(b) above.

(7)   PROVISIONS RESPECTING ILLNESS.  In the event Executive is unable to
      -----------------------------
      perform his duties under this Agreement on a full-time basis for a period of six (6) consecutive months by reason of illness or other physical or mental disability, and at or before the end of such period, Executive does not return to work on a full-time basis, the Bank may terminate this Agreement without further or additional compensation being due the Executive from the Bank except annual salary and benefits accrued through the date of such termination under benefit plans then in effect in accordance with paragraph 3(b) above.

(8)   AGREEMENT NOT TO COMPETE.  The provisions of this paragraph 8 are
      ------------------------
      hereafter called the "Non-Competition Agreement".

      (a) Executive agrees that for a period of 24 months after the termination of Executive's employment with the Bank, for whatever reason such employment may cease and whether for cause or without cause, Executive shall not directly or indirectly (whether as an officer, director, employee, partner, stockholder, creditor or agent, or representative of other persons or entities) (i) engage in the banking business generally or in any business in which the Bank has, as of the date of such termination engaged, in the Dallas Metroplex Area or within any area within a one hundred mile radius of the geographical center of Dallas, Texas or (ii) solicit clients of Bank or Bank's affiliates or solicit employees of Bank or Bank's affiliates to seek employment with any person or entity except the Bank and its affiliates, whether, in either case, such solicitation is made within or without the area described in this paragraph 8, except that this Non-Competition Agreement shall not be binding on Executive if the Bank shall have breached its obligations under this Agreement.

      (b) Except in the event of the termination of Executive's employment with the Bank pursuant to the provisions of paragraph 5(a) or paragraph 5(b) of this Agreement, the Bank shall pay Executive during such period of non-competition (in addition to the consideration being received by Executive by reason of the Merger),
            (i) the sum of Nine Thousand Five Hundred and No/100 dollars ($9,500.00) for each full calendar month payable on the first day of each calendar commencing with the first calendar month of the period of non-competition and (ii) the Bank shall continue in effect, and provide to the Executive, the same or similar medical insurance and disability insurance as provided to the Executive immediately prior to such termination.

      (c) Executive agrees that (i) this Non-Competition Agreement is entered into in connection with the sale to BOKF of the goodwill of the business of the Bank, (ii) Executive is receiving valuable consideration in the Merger for this Non-Competition Agreement,
            (iii) the restrictions imposed upon Executive by this Non-Competition Agreement are essential and necessary to ensure BOKF acquires the goodwill of the Bank, and (iv) all the restrictions (including particularly the time and geographical limitations) set forth in this Non-Competition Agreement are fair and reasonable.

      (d) Executive agrees that any remedy at law for any breach of this Non-Competition Agreement would be inadequate and, in the event of any such breach, the Bank shall be entitled to both immediate and permanent injunctive relief to preclude any such breach (in addition to any remedies of law which the Bank may be entitled).

(9) MISCELLANEOUS PROVISIONS. The following miscellaneous provisions shall apply to this Agreement:

      (a) All notices or advices required or permitted to be given by or pursuant to this Agreement, shall be given in writing. All such notices and advices shall be (i) delivered personally, (ii) delivered by facsimile or delivered by U.S. Registered or Certified Mail, Return Receipt Requested mail, or (iii) delivered for overnight delivery by a nationally recognized overnight courier service. Such notices and advices shall be deemed to have been given (i) the first business day following the date of delivery if delivered personally or by facsimile, (ii) on the third business day following the date of mailing if mailed by U.S. Registered or Certified Mail, Return Receipt Requested, or

            (iii) on the date of receipt if delivered for overnight delivery by a nationally recognized overnight courier service. All such notices and advices and all other communications related to this Agreement shall be given as follows:

            If to the Bank:

                        BOK Financial Corporation
                        P.O. Box 2300
                        Tulsa, OK 74192
                        Attention: Stanley A. Lybarger
                        Telecopy No.: (918) 588-6888

                        and

                        First National Bank of Park Cities, National Association 6125 Hillcrest
                        P.O. Box 8380
                        Dallas, TX 75205
                        Attention:  Mr. Tom E. Turner
                        Telecopy No.: (214) 521-9072

                        With a Copy to:

                        Frederic Dorwart
                        Old City Hall
                        124 East Fourth Street
                        Tulsa, OK 74103-5010
                        Telecopy No.: (918) 583-8251

            If to Executive:

                        C. Thomas Abbott
                        6125 Hillcrest
                        P.O. Box 8380
                        Dallas, TX 75205
                        Telecopy No.: (214) 521-9072

                        With Copy To:

                        Jackson & Walker, L.L.P.
                        901 Main Street - Suite 6000
                        Dallas, TX 75202-3797
                        Attention: Dudley Chambers, Esq.
                        Telecopy No.: (214) 953-5822
            or to such other address as the party may have furnished to the other parties in accordance herewith, except that notice of change of addresses shall be effective only upon receipt.

      (b) This Agreement is made and executed in Dallas County, Texas, and all actions or proceedings with respect to, arising directly or indirectly in connection with, out of, related to or from this Agreement, shall be litigated in courts having situs in Dallas, Dallas County, Texas.

      (c) This Agreement shall be subject to, and interpreted by and in accordance with, the laws (excluding conflict of law provisions) of the State of Texas.

      (d) This Agreement is the entire Agreement of the parties respecting the subject matter hereof. There are no other agreements, representations or warranties, whether oral or written, respecting the subject matter hereof, except as stated in this Agreement.

      (e) This Agreement, and all the provisions of this Agreement, shall be deemed drafted by all of the parties hereto.

      (f) This Agreement shall not be interpreted strictly for or against any party, but solely in accordance with the fair meaning of the provisions hereof to effectuate the purposes and interest of this Agreement.

      (g) Each party hereto has entered into this Agreement based solely upon the agreements, representations and warranties expressly set forth herein and upon his own knowledge and investigation. Neither party has relied upon any representation or warranty of any other party hereto except any such representations or warranties as are expressly set forth herein.

      (h) Each of the persons signing below on behalf of a party hereto represents and warrants that he or she has full requisite power and authority to execute and deliver this Agreement on behalf of the parties for whom he or she is signing and to bind such party to the terms and conditions of this Agreement.

      (i) This Agreement may be executed in counterparts, each of which shall be deemed an original. This Agreement shall become effective only when all of the parties hereto shall have executed the original or counterpart hereof. This Agreement may be executed and delivered by a facsimile transmission of a counterpart signature page hereof.

      (j) In any action brought by a party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the opposing party to such action such party's reasonable litigation costs and attorneys fees and expenses (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the litigation).

      (k) This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. The Bank agrees that if it merges, consolidates or combines with any other business entity, it shall cause the succeeding or continuing corporation or business entity to expressly assume and confirm in writing the obligations of the Bank under this Agreement

      (l) This is not a third party beneficiary contract, except BOKF (including each affiliate thereof) shall be a third party beneficiary of this Agreement. No person or entity other than a party signing this Agreement and those designated as a third party beneficiary herein shall have any rights under this Agreement.

      (m) This Agreement may be amended or modified only in a writing which specifically references this Agreement.

      (n) A party to this Agreement may decide or fail to require full or timely performance of any obligation arising under this Agreement. The decision or failure of a party hereto to require full or timely performance of any obligation arising under this Agreement (whether on a single occasion or on multiple occasions) shall not be deemed a waiver of any such obligation. No such decisions or failures shall give rise to any claim of estoppel, laches, course of dealing, amendment of this Agreement by course of dealing, or other defense of any nature to any obligation arising hereunder.

      (o) In the event any provision of this Agreement, or the application of such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, or unenforceable to any extent for any reason, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, or unenforceable, shall not be affected and shall continue to be enforceable to the fullest extent permitted by law.

      Dated and effective the date first set forth above.


                               FIRST NATIONAL BANK OF PARK CITIES,
                                  NATIONAL ASSOCIATION


                               By
                                 ---------------------------------


                               -----------------------------------
                               C. Thomas Abbott

                                   EXHIBIT D
                                   ---------


                             EMPLOYMENT AGREEMENT
                             --------------------

      This Employment Agreement ("Agreement") is made, effective this ___ day of ______________, 1997 between First National Bank of Park Cities, a national banking association (the "Bank") and Charles A. Angel, Jr., an individual residing in Dallas, Texas (the "Executive").

      The Bank and Executive, in consideration of the promises and covenants set forth herein (the receipt and adequacy of which is hereby acknowledged) and intending to be legally bound hereby, agree as follows:

(1)   PURPOSE OF THIS AGREEMENT.  The purpose of this agreement is as follows:
      -------------------------

      (a) The Bank is a national association formed under and pursuant to the laws of the United States of America. The Bank is engaged in the banking business in Dallas, Texas.

      (b) The Executive is currently serving as the Vice-Chairman of the Board of the Bank. The Executive currently has no written agreement of employment with the Bank, but the Executive is currently receiving salary compensation and other benefits from the Bank (collectively, the "Current Benefits").

      (c) Pursuant to an Agreement And Plan of Merger dated September ____, 1996 (the "Merger Agreement"), among BOK Financial Corporation ("BOKF"), Park Cities Bancshares, Inc. ("Park Cities"), and BOKF Merger Corporation Number Five ("BOKSub"), BOKF is acquiring indirect ownership of the Bank (the "Merger"). Upon and subject to consummation of the Merger, the Bank desires to retain the services of Executive and the Executive desires to continue to render services to the Bank.

      (d) The purpose of this Agreement is to set forth the terms and conditions (i) on which the Bank shall, subject to consummation of the Merger, employ the Executive from and after consummation of the Merger and (ii) on which the Executive agrees not to compete with the Bank.

(2)   EMPLOYMENT.  The Bank hereby employs the Executive, and the Executive
      ----------
      hereby agrees to work for the Bank, on the following terms and conditions:

      (a) Executive shall serve as Vice-Chairman of the Board of the Bank, subject to the direction of the Chairman of the Board of Directors of the Bank and of the Chief Executive Officer of BOKF; provided, that, in the event of a conflict between the directions being given by the Board of Directors of the Bank and the Chief Executive Officer of BOKF, the Executive shall act in accordance with the directions of the Board of Directors of the Bank.

      (b) Executive shall devote his full time, attention and efforts, exclusively on behalf of the Bank.

      (c) Executive shall devote all time and attention reasonably necessary to the affairs of the Bank and shall serve the Bank diligently, loyally, and to the best of his ability.

      (d) Executive shall serve in such other or additional positions as an officer and/or director of the Bank as the Executive and Board of Directors of the Bank may mutually agree or of any affiliate of the

            Bank as Executive and the Chief Executive Officer of BOKF may mutually agree; provided, however, Executive's residence and place of work shall remain in Dallas, Texas.

      (e) Notwithstanding anything herein to the contrary, Executive shall not be precluded from engaging in any charitable, civic, political or community activity or membership in any professional organization.

(3)   COMPENSATION.  As the sole, full and complete compensation to the
      ------------
      Executive for the performance of all duties of Executive under this Agreement and for all services rendered by Executive to the Bank or to any affiliate of the Bank:

      (a) The Bank shall pay to Executive the sum of seventy-one thousand seven hundred and fifty dollars ($71,750) per year payable in installments in arrears, less usual and customary payroll deductions for FICA, federal and state withholding, and the like, at the times and in the manner in effect in accordance with the usual and customary payroll policies generally in effect from time to time at the Bank ("Annual Salary").

      (b) The Bank shall pay and provide to Executive pension, thrift, medical insurance, disability insurance plan benefits, and other fringe benefits, generally in effect for senior executive employees of BOKF and its affiliates (the "Additional Benefits"). The pension benefits provided to BOKF employees are fully described in the official plan document but include a contribution initially equal to 8.5% of pay. Executive shall be credited with his prior service at Park Cities and its affiliates in BOKF's 401k and in connection with the Additional

            Benefits, other than in connection with BOKF's pension plan. Executive shall not be credited with prior service in BOKF's pension plan, but shall (i) be able to participate in BOKF's pension plan immediately upon consummation of the Merger and (ii) in the event Executive is not vested at the time Executive's employment with the Bank is terminated (for whatever reason), Bank shall pay Executive an amount equal to pension plan contributions made by the Bank in respect of Executive.

      (c) The Bank may, from time to time in Bank's sole discretion consistent with the practices generally in effect for senior executive employees of BOKF and its affiliates, pay or provide, or agree to pay or provide Executive a bonus, stock option, or other incentive or performance based compensation. All such bonus, stock option or other incentive or performance based compensation, regardless of its nature (hereinafter called "Performance Compensation") shall not constitute Annual Salary.

      (d) The Bank shall reimburse Executive for reasonable and necessary entertainment, travel and other expenses in accordance with BOKF's standard policies in general effect for senior executive employees of BOKF affiliates (which includes dues for lunch clubs, but does not include reimbursement for country club memberships or dues).

      (e) The Executive shall be allowed vacation, holidays, and other employee benefits not described above in accordance with the Bank's standard policy in general effect for Bank's senior executive employees.

      (f) The Bank and Executive shall continue the Split Dollar Life Insurance Agreement (the "Split Dollar Agreement") dated April 20, 1995 respecting the Policy as defined in said agreement, and in the event of a termination of this Agreement for whatever reason, with or without cause, Executive shall be entitled to have assigned to him the insurance policy which is the subject of such Split Dollar Agreement as provided in such agreement.

      (g) The Executive shall be considered for the award of options pursuant to BOKF's 1997 stock option (not yet adopted) on the same basis as other senior executives of BOKF and its affiliates.

      (h) So long as the Executive remains a member of the Board of Directors of the Bank, the Bank shall pay the Executive the same fees as are generally paid to other members of the Board of Directors of the Bank.

      (i) Executive hereby agrees to accept the foregoing compensation in lieu of all Current Benefits and as the sole, full and complete compensation to Executive for the performance of all duties of Executive under this Agreement and for all services rendered by Executive to the Bank or any affiliate of the Bank.

(4)   TERM OF THIS AGREEMENT.  The term of this Agreement (the "Term") shall
      ----------------------
      commence (the "Commencement") as of the commencement of the first pay-roll period immediately preceding the effective date of the Merger and shall terminate on the third anniversary date of the Commencement.

(5)   TERMINATION OF THIS AGREEMENT.  Notwithstanding the provisions of
      -----------------------------
      paragraph 4 of this Agreement, this Agreement may be terminated on the following terms and conditions:

      (a)   Termination by Bank for Cause.  The Bank may terminate this
            -----------------------------
            Agreement for cause on the following terms and conditions:

            (i) The Bank shall be deemed to have cause to terminate Executive's employment only in one of the following events:

                 (A) The Executive shall willfully fail to substantially perform his obligations under this Agreement (it being understood that any such failure resulting from Executive's incapacity due to physical or mental illness shall not be deemed willful);

                 (B) Any act which is intended by Executive to materially injure the Bank;

                 (C)   Any criminal act involving moral turpitude;

                 (D)   Any dishonest or fraudulent act; or,

                 (E) Any refusal to obey written orders or instructions of the Board of Directors of the Bank unless such instructions would require Executive to commit an illegal act, could subject Executive to personal liability, would require Executive to violate the terms of this Agreement, or would otherwise be inconsistent with the duties of an officer of a national banking association.

            (ii) The Bank shall be deemed to have cause to terminate
                 Executive's employment only when a majority of the members of the Board of Directors of the Bank finds that, in the good faith opinion of such majority, the Executive committed any of the acts set forth in clauses (A) through (E) of the preceding subparagraph, such finding to have been made after at least five (5) business days' notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before such majority. The determination of such majority, made as set forth above, shall be binding upon the Bank and the Executive, absent bad faith or willful misconduct.

           (iii) The effective date of a termination for cause shall be the date of the action of such majority finding the termination was with cause. In the event the Bank terminates this Agreement for cause, (A) the Bank shall pay Executive the Executive's then Annual Salary through, but not beyond, the effective date of the termination and (B) the Executive shall receive those Benefits accrued through but not beyond the effective date of such termination which are thereafter payable under the terms and provisions of benefit plans then in effect in accordance with paragraph 3(b) above.

      (b)   Termination By the Executive. The Executive may, at any time
            ----------------------------
            after the first anniversary date of the consummation of the Merger, terminate this Agreement on the following terms and conditions:

            (i) The Executive may give written notice of termination to the Bank. The termination shall be effective on the fifteenth
                 (15th) business day following the notice of termination.

            (ii) Upon termination by the Executive, the Bank shall have no obligation to Executive under this Agreement beyond the effective date of the termination; provided, however, that the Executive shall be entitled to receive any benefits, insured or otherwise, that Executive would otherwise be able to receive under any benefit plan of the Bank of which Executive is a beneficiary in accordance with paragraph 3(b).

(6)   DEATH OF EXECUTIVE. In the event of Executive's death during the term of
      ------------------
      this Agreement, his estate, legal representatives, or named beneficiaries (as set forth in a writing by Executive delivered to the Bank prior to death) (i) shall be paid Executive's Annual Salary and Benefits for a period of six (6) months following the date of Executive's death and (ii) shall receive those benefits which are accrued through the date six (6) months after the date of Executive's death and which are thereafter payable under the terms and provisions of the benefit plans then in effect in accordance with paragraph 3(b) above.

(7)   PROVISIONS RESPECTING ILLNESS.  In the event Executive is unable to
      -----------------------------
      perform his duties under this Agreement on a full-time basis for a period of six (6) consecutive months by reason of illness or other physical or mental disability, and at or before the end of such period, Executive does not return to work on a full-time basis, the Bank may terminate this Agreement without further or additional compensation being due the Executive from the Bank except annual salary and benefits accrued through the date of such termination under benefit plans then in effect in accordance with paragraph 3(b) above.

(8)   AGREEMENT NOT TO COMPETE.  The provisions of this paragraph 8 are
      ------------------------
      hereafter called the "Non-Competition Agreement".

      (a) Executive agrees that for a period of 18 months after the termination of Executive's employment with the Bank, for whatever reason such employment may cease and whether for cause or without cause, Executive shall not directly or indirectly (whether as an officer, director, employee, partner, stockholder, creditor or agent, or representative of other persons or entities) (i) engage in the banking business generally or in any business in which the Bank has, as of the date of such termination engaged, in the Dallas Metroplex Area or within any area within a one hundred mile radius of the geographical center of Dallas, Texas or (ii) solicit clients of Bank or Bank's affiliates or solicit employees of Bank or Bank's affiliates to seek employment with any person or entity except the Bank and its affiliates, whether, in either case, such solicitation is made within or without the area described in this paragraph 8, except that this Non-Competition Agreement shall not be binding on Executive if the Bank shall have breached its obligations under this Agreement.

      (b) Except in the event of the termination of Executive's employment with the Bank pursuant to the provisions of paragraph 5(a) or paragraph 5(b) of this Agreement, the Bank shall pay Executive during such period of non-competition (in addition to the consideration being received by Executive by reason of the Merger), the sum of Nine Thousand Five Hundred and No/100 dollars ($9,500.00) for each full calendar month payable on the first day of each calendar commencing with the first calendar month of the period of non-competition and (ii) the Bank shall continue in effect, and provide to the Executive, the same or similar medical insurance and disability insurance as provided to the Executive immediately prior to such termination.

      (c) Executive agrees that (i) this Non-Competition Agreement is entered into in connection with the sale to BOKF of the goodwill of the business of the Bank, (ii) Executive is receiving valuable consideration in the Merger for this Non-Competition Agreement,
            (iii) the restrictions imposed upon Executive by this Non-Competition Agreement are essential and necessary to ensure BOKF acquires the goodwill of the Bank, and (iv) all the restrictions (including particularly the time and geographical limitations) set forth in this Non-Competition Agreement are fair and reasonable.

      (d) Executive agrees that any remedy at law for any breach of this Non-Competition Agreement would be inadequate and, in the event of any such breach, the Bank shall be entitled to both immediate and permanent injunctive relief to preclude any such breach (in addition to any remedies of law which the Bank may be entitled).

(9) MISCELLANEOUS PROVISIONS. The following miscellaneous provisions shall apply to this Agreement:

      (a) All notices or advices required or permitted to be given by or pursuant to this Agreement, shall be given in writing. All such notices and advices shall be (i) delivered personally, (ii) delivered by facsimile or delivered by U.S. Registered or Certified Mail, Return Receipt Requested mail, or (iii) delivered for overnight delivery by a nationally recognized overnight courier service. Such notices and advices shall be deemed to have been given
            (i) the first business day following the date of delivery if delivered personally or by facsimile, (ii) on the third business day following the date of mailing if mailed by U.S. Registered or Certified Mail, Return Receipt Requested, or (iii) on the date of receipt if delivered for overnight delivery by a nationally recognized overnight courier service. All such notices and advices and all other communications related to this Agreement shall be given as follows:

            If to the Bank:

                        BOK Financial Corporation
                        P.O. Box 2300
                        Tulsa, OK 74192
                        Attention: Stanley A. Lybarger
                        Telecopy No.: (918) 588-6888

                        and

                        First National Bank of Park Cities, National Association 6125 Hillcrest
                        P.O. Box 8380
                        Dallas, TX 75205
                        Attention:  Mr. Tom E. Turner
                        Telecopy No.: (214) 521-9072

                        With a Copy to:

                        Frederic Dorwart
                        Old City Hall
                        124 East Fourth Street
                        Tulsa, OK 74103-5010
                        Telecopy No.: (918) 583-8251

            If to Executive:

                        Charles A. Angel, Jr.
                        6125 Hillcrest
                        P.O. Box 8380
                        Dallas, TX 75205
                        Telecopy No.: (214) 521-9072

                        With Copy To:

                        Jackson & Walker, L.L.P.
                        901 Main Street - Suite 6000
                        Dallas, TX 75202-3797
                        Attention: Dudley Chambers, Esq.
                        Telecopy No.: (214) 953-5822

            or to such other address as the party may have furnished to the other parties in accordance herewith, except that notice of change of addresses shall be effective only upon receipt.

      (b) This Agreement is made and executed in Dallas County, Texas, and all actions or proceedings with respect to, arising directly or indirectly in connection with, out of, related to or from this Agreement, shall be litigated in courts having situs in Dallas, Dallas County, Texas.

      (c) This Agreement shall be subject to, and interpreted by and in accordance with, the laws (excluding conflict of law provisions) of the State of Texas.

      (d) This Agreement is the entire Agreement of the parties respecting the subject matter hereof. There are no other agreements, representations or warranties, whether oral or written, respecting the subject matter hereof, except as stated in this Agreement.

      (e) This Agreement, and all the provisions of this Agreement, shall be deemed drafted by all of the parties hereto.

      (f) This Agreement shall not be interpreted strictly for or against any party, but solely in accordance with the fair meaning of the provisions hereof to effectuate the purposes and interest of this Agreement.

      (g) Each party hereto has entered into this Agreement based solely upon the agreements, representations and warranties expressly set forth herein and upon his own knowledge and investigation. Neither party has relied upon any representation or warranty of any other party hereto except any such representations or warranties as are expressly set forth herein.

      (h) Each of the persons signing below on behalf of a party hereto represents and warrants that he or she has full requisite power and authority to execute and deliver this Agreement on behalf of the parties for whom he or she is signing and to bind such party to the terms and conditions of this Agreement.

      (i) This Agreement may be executed in counterparts, each of which shall be deemed an original. This Agreement shall become effective only when all of the parties hereto shall have executed the original or counterpart hereof. This Agreement may be executed and delivered by a facsimile transmission of a counterpart signature page hereof.

      (j) In any action brought by a party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the opposing party to such action such party's reasonable litigation costs and attorneys fees and expenses (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the litigation).

      (k) This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. The Bank agrees that if it merges, consolidates or combines with any other business entity, it shall cause the succeeding or continuing corporate or business entity to expressly assume and confirm in writing the obligations of the Bank under this Agreement.

      (l) This is not a third party beneficiary contract, except BOKF (including each affiliate thereof) shall be a third party beneficiary of this Agreement. No person or entity other than a party signing this Agreement and those designated as a third party beneficiary herein shall have any rights under this Agreement.

      (m) This Agreement may be amended or modified only in a writing which specifically references this Agreement.

      (n) A party to this Agreement may decide or fail to require full or timely performance of any obligation arising under this Agreement. The decision or failure of a party hereto to require full or timely performance of any obligation arising under this Agreement (whether on a single occasion or on multiple occasions) shall not be deemed a waiver of any such obligation. No such decisions or failures shall give rise to any claim of estoppel, laches, course of dealing, amendment of this Agreement by course of dealing, or other defense of any nature to any obligation arising hereunder.

      (o) In the event any provision of this Agreement, or the application of such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, or unenforceable to any extent for any reason, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, or unenforceable, shall not be affected and shall continue to be enforceable to the fullest extent permitted by law.

      Dated and effective the date first set forth above.

                               FIRST NATIONAL BANK OF PARK CITIES,
                                  NATIONAL ASSOCIATION


                               By:
                                  --------------------------------


                               -----------------------------------
                               Charles A. Angel, Jr.

                                   EXHIBIT E
                                   ---------

                          FORM OF OPINION OF COUNSEL
                                FOR PARK CITIES



                              _____________, 1997



BOK Financial Corporation
BOKF Merger Corporation Number Five
P.O. Box 2300
Tulsa, Oklahoma 74103

Ladies and Gentlemen:

      We have acted as counsel for Park Cities Bancshares, Inc., a Texas corporation ("Park Cities") in connection with the Agreement and Plan of Merger (the "Plan of Merger") dated October ____, 1996 among BOK Financial Coporation ("BOKF"), BOKF Merger Corporation Number Five ("BOKSub") and Park Cities, pursuant to which BOKSub will be merged with and into Park Cities and Park Cities will become a wholly-owned subsidiary of BOKF (the "Merger"). Capitalized terms used herein and not otherwise defined shall have the meanings attributed to such terms in the Plan of Merger.

      We have examined signed copies of the Plan of Merger and the other agreements contemplated by the Plan of Merger and the original (or copies identified to our satisfaction) of such corporate records of Park Cities, Park Cities Corporation, a Nevada corporation ("PC Corporation") and First National Bank of Park Cities, a national banking association ("FNB"), such other agreements and instruments, certificates of public officials, officers of Park Cities, PC Corporation, FNB and other persons, and such other documents furnished to us by the directors and officers of Park Cities, PC Corporation and FNB and made such examinations of applicable law as we deemed necessary as a basis for the opinions hereinafter expressed. In rendering such opinions, we have relied, to the extent we deemed reasonable, on certificates and certain other information provided to us by officers of Park Cities, PC Corporation, FNB and public officials as to matters of fact of which the maker of such certificates or the person providing such other information had knowledge. Furthermore, in rendering such opinions we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, and that all documents submitted to us as copies are true, correct and complete copies of the originals thereof.

      Based solely on the foregoing, subject to the exceptions hereinafter stated, and limited in all respect to the laws of the State of Texas and the United States of America, we are of the opinion that:

      1. Park Cities is a corporation validly existing and in good standing under the laws of the State of Texas and has full corporate power and authority to carry on its business as presently conducted and to own its assets as now owned. PC Corporation is a corporation validly existing and in good standing under the laws of the State of Navada. FNB is a validly existing national banking association.

      2. Park Cities has the requisite corporate power and authority to execute, deliver and perform the Plan of Merger.

      3. The execution, delivery and performance of the Plan of Merger by Park Cities has been duly authorized by all necessary corporate action on the part of Park Cities and the Plan of Merger has been duly executed and delivered by Park Cities and constitutes the valid and binding obligation of Park Cities, except as may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or the availability of equitable remedies.

      5. The execution, delivery and performance of the Plan of Merger by Park Cities, and of all instruments and documents executed and delivered pursuant thereto and the consummation of the transactions contemplated thereby, will not conflict with, or result in any breach, violation or default under, the Certificate or Articles of Incorporation or Bylaws of Park Cities, PC Corporation or FNB, or any judgment, decree, order or award known to us of any court, governmental agency or body or arbitrator binding on any of them.

      6. All regulatory filings required to be made, and all regulatory approvals needed to be obtained, by Park Cities with respect to the consummation of the Merger have been made and obtained.

      7. To our knowledge there is not any litigation, proceeding or governmental investigation pending or threatened against or relating to Park Cities, or against or relating to the transactions contemplated by the Plan of Merger which would have a material adverse affect on Park Cities or impair Park Cities' ability to perform its obligations under the Plan of Merger.

      This opinion is furnished by us solely pursuant to Section 9.3(a) of the
                                                         --------------
Plan of Merger to you solely for your benefit. Without our prior written consent, this opinion may not be quoted in whole or in part or otherwise referred to in any report or document or furnished to any other person or entity except in response to a valid subpoena or other lawful process.

                                      Very truly yours,

                                   EXHIBIT F
                                   ---------

                          FORM OF OPINION OF COUNSEL
                              FOR BOKF AND BOKSUB



                              _____________, 1997



Park Cities Bancshares, Inc.
6215 Hillcrest
Dallas, Texas  75205

Ladies and Gentlemen:

      We have acted as counsel for BOK Financial Corporation, an Oklahoma corporation ("BOKF"), and BOKF Merger Corporation Number Five, a Texas corporation ("BOKSub"), in connection with the Agreement and Plan of Merger (the "Plan of Merger") dated October ____, 1996 among BOKF, BOKSub, Park Cities Bancshares, Inc., a Texas corporation ("Park Cities"), pursuant to which BOKSub will be merged with and into Park Cities and Park Cities will become a wholly-owned subsidiary of BOKF (the "Merger"), and (ii) the registration statement on Form S-4 (Registration No. _______) relating to the BOKF Notes to be delivered upon consummation of the Merger which was filed by BOKF with the Securities and Exchange Commission ("Commission") under the Securities Act of 1993, as amended (the "Securities Act") on ________________, 1996 and became effective on ____________, 1996 (such registration statement, including all exhibits thereto, is herein called the "Registration Statement" and the related final prospectus/proxy statement dated ______________, 1996 first filed with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the "Prospectus/Proxy Statement"). Capitalized terms used herein and not otherwise defined shall have the meanings attributed to such terms in the Plan of Merger.

      We have examined signed copies of the Plan of Merger, BOKF Notes, [if required, the Indenture] and the other agreements contemplated by the Plan of Merger and the original (or copies identified to our satisfaction) of such corporate records of BOKF, such other agreements and instruments, certificates of public officials, officers of BOKF and other persons, and such other documents furnished to us by the directors and officers of BOKF, and made such examinations of applicable law as we deemed necessary as a basis for the opinions hereinafter expressed. In rendering such opinions, we have relied, to the extent we deemed reasonable, on certificates and certain other information provided to us by officers of BOKF and public officials as to matters of fact of which the maker of such certificates or the person providing such other information had knowledge. Furthermore, in rendering such opinions we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, and that all documents submitted to us as copies are true, correct and complete copies of the originals thereof.

      Based solely on the foregoing, subject to the exceptions hereinafter stated, and limited in all respect to the laws of the State of Oklahoma and the United States of America, and the corporate laws of the State of Texas, we are of the opinion that:

      1. BOKF is a corporation validly existing and in good standing under the laws of the State of Oklahoma and has full corporate power and authority to carry on its business as presently conducted and to own its assets as now owned. BOKSub is a corporation validly existing and in good standing under the laws of the State of Texas.

      2. BOKF has the requisite corporate power and authority to execute, deliver and perform the Plan of Merger, the BOKF Notes and the other agreements executed and delivered by BOKF as contemplated by the Plan of Merger.

      3. BOKSub has the requisite corporate power and authority to execute, deliver and perform the Plan of Merger.

      4. The execution, delivery and performance of the Plan of Merger and the other agreements contemplated thereby by BOKF and BOKSub, as applicable, have been duly authorized by all necessary corporate action on the part of BOKF and BOKSub and the Plan of Merger and such other agreements have been duly executed and delivered by BOKF and BOKSub, as applicable, and constitute valid and binding obligations of BOKF and BOKSub, except as may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or the availability of equitable remedies.

      5. The execution, delivery and performance of the Plan of Merger by BOKF and BOKSub, and of all instruments and documents executed and delivered pursuant thereto, including without limitation the BOKF Notes, the Indenture and the consummation of the transactions contemplated thereby, will not conflict with, or result in any breach, violation or default under, the Certificate or Articles of Incorporation or Bylaws of BOKF or BOKSub, or any judgment, decree, order or award known to us of any court, governmental agency or body or arbitrator binding on any of them.

      6. All regulatory filings required to be made, and all regulatory approvals needed to be obtained, by BOKF or BOKSub with respect to the consummation of the Merger and issuance and delivery of the BOKF Notes have been made and obtained.

      7. To our knowledge there is not any litigation, proceeding or governmental investigation pending or threatened against or relating to BOKF or BOKSub, or against or relating to the transactions contemplated by the Plan of Merger Agreement which would have a material adverse affect on BOKF or BOKSub or impair BOKF or BOKSub's ability to perform its obligations under the Plan of Merger.

      8. The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the registration statement has been issued and no proceedings for that purpose have been instituted and are pending.

      9. [If required, the Indenture has been duly authorized, qualified under the Trust indenture Act, executed and delivered by BOKF] or [the issuance of the BOKF Notes are exempt from the Trust Indenture Act]; the BOKF Notes have been duly authorized, executed, issued and delivered by BOKF; [if required, and the Indenture] and the BOKF Notes constitute the valid and legally binding obligations of BOKF enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or the availability of equitable remedies.

      10. The Registration Statement and the Prospectus/Proxy Statement and each amendment or supplement thereto (except for (i) the financial statements and schedules contained therein (including the notes thereto and the auditors' report thereon) and (ii) the exhibits thereto, as to which we have not been asked to comment) appear on their face to comply as to form in all material respects with the requirements of Form S-4 and the applicable rules and regulations with respect thereto under the Securities Act [if required, and the Trust Indenture Act].

      11. We have participated in conferences with officers and other representatives of BOKF and BOKSub and the independent public accountants retained by BOKF, at which the contents of the Registration Statement and the Prospectus/Proxy Statement and related matters were discussed. Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus/Proxy Statement, we advise you that, on the basis of the foregoing no facts have come to our attention which leads us to believe that either the Registration Statement or the Prospectus/Proxy Statement (other than (i) the financial statements and schedules contained therein (including the notes thereto and the auditors' report thereon), and (ii) information relating to Park Cities, PC Corporation or FNB, as to which we have not been asked to comment), at the time the Registration Statement became effective, contained an untrue statement of material fact or omitted to state a material fact required to be stated or necessary to make the statements therein not misleading, or that the Prospectus/Proxy Statement (other than as aforesaid) as amended or supplemented contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     This opinion is furnished by us solely pursuant to Section 9.3(b) of the
                                                        --------------
Plan of Merger to you solely for your benefit. Without our prior written consent, this opinion may not be quoted in whole or in part or otherwise referred to in any report or document or furnished to any other person or entity except in response to a valid subpoena or other lawful process.

                              Very truly yours,



                                      -3-